Exhibit 2.5

PETRÓLEOS MEXICANOS
Issuer
and

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

INDENTURE

Dated as of January 27, 2009

Providing for the Issuance of
Securities in Series

Jointly and Severally Guaranteed by

Pemex-Exploración y Producción
Pemex-Refinación
and
Pemex-Gas y Petroquímica Básica

Petróleos Mexicanos

Certain Sections of this Indenture relating to
Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture	Indenture
Act Section	Section

§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08, 6.10
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§ 313(a)	7.03(a)
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(b)
§ 314(a)	7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
§ 316(a)	1.07
(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	1.07
(c)	1.04(c)
§ 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§ 318(a)	1.07

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

(continued)

(continued)

(continued)

v

THIS INDENTURE, dated as of January 27, 2009, between Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States (“Mexico”) (herein called the “Issuer”), having its principal office at Avenida Marina Nacional No. 329, Colonia Huasteca, Mexico D.F., 11311, Mexico and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (herein called the “Trustee”).

RECITALS OF THE ISSUER:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture for the issuance from time to time of the Issuer’s unsecured bonds, debentures, notes and other evidences of indebtedness (the “Securities”) to be issued in one or more series up to such principal amount or amounts and denominated in United States dollars or foreign currency or units or composites of two or more thereof as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture, when executed and delivered by the parties hereto, a valid indenture and agreement according to its terms, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders from time to time of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act of 1939, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Normas de Información Financiera Mexicanas (Mexican Financial Reporting Standards or “Mexican FRS”), and, except as otherwise herein expressly provided, the term “Mexican FRS” with respect to any computation required or permitted hereunder shall mean such financial reporting standards as constitute Mexican FRS at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 3.08(a).

“Additional Interest”, when used with respect to the Securities of any series issued with Registration Rights, has the meaning specified in the applicable Registration Rights Agreement.

“Advance Payment Arrangement” means any transaction involving the receipt by the Issuer, any Guarantor or any of their respective Subsidiaries of payment of the purchase price of crude oil or gas or Petroleum Products not yet earned by performance.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and ‘‘controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” has the meaning specified in Section 3.05(b).

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Authorized Officer” means any of the Director General, Chief Financial Officer, Managing Director of Finance and Treasury or Associate Managing Director of Finance of the Issuer.

“Banco de México” means the central bank of Mexico.

“Bearer Securities” has the meaning specified in Section 3.01.

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, except as otherwise provided pursuant to Section 2.02 for the Securities of any series, each Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and (ii) a day on which banks and financial institutions in Mexico are open for business with the general public.

“Certificates of Designation” has the meaning specified in Section 1.16.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” has the meaning specified in Section 3.04(b).

“Corporate Trust Office” means the principal corporate trust office of the Trustee at 60 Wall Street, 27th Floor, New York, New York 10005, Attention: Trust and Securities Services, or at any other location in The City of New York at which its corporate trust business from time to time shall be administered.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Defaulted Interest” has the meaning specified in Section 3.07.

“definitive Securities” has the meaning specified in Section 3.01(a).

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the clearing agency that is designated by the Issuer to act as Depositary for such Global Securities (or any successor securities clearing agency so designated), and if any time there is more than one person designated as Depositary for Global Securities of a particular series, “Depositary”, as used with respect to the Securities of such series, means the Depositary with respect to the particular Global Security or Securities.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

“Exchange Date” has the meaning specified in Section 3.04(c).

“Exchange Offer”, when used with respect to the Securities of any series issued with Registration Rights, means an exchange offer by the Issuer pursuant to which Initial Securities may be exchanged for Exchange Securities registered under the Securities Act.

“Exchange Securities”, when used with respect to the Securities of any series, means Securities issued by the Issuer under this Indenture upon an exchange pursuant to a Registration Rights Agreement and containing terms identical to the Initial Securities of such series except that (i) interest on such Exchange Securities shall accrue from the last date on which interest was paid on the Initial Securities for which the Exchange Securities were exchanged or, if no such interest has been paid, from the date from which any interest on the Initial Securities first began to accrue, (ii) such Exchange Securities will not contain restrictions on transfer and (iii) any Additional Interest provisions applicable to the Exchange Securities shall not be contained in the Exchange Securities.

“External Indebtedness” means Indebtedness which is payable or at the option of its holder may be paid (i) in a currency or by reference to a currency other than the currency of Mexico, (ii) to a person resident or having its head office or its principal place of business outside Mexico and (iii) outside the territory of Mexico.

“Financing Documents” means the Revolving Credit Facility Agreement, dated as of September 7, 2007, among the Issuer and the Pemex Project Funding Master Trust, as borrowers, the lenders referred to therein and Calyon New York Branch, as administrative agent.

“Foreign Currency” means a currency issued by a government of any country other than the United States.

“Forward Sale” means any transaction involving the transfer, sale, assignment or other disposition by the Issuer, any Guarantor or any of their respective Subsidiaries of any right to payment under a contract for the sale of crude oil or gas not yet earned by performance, or any interest therein, whether in the form of an account receivable, negotiable instrument or otherwise.

“General Restructuring” has the meaning specified in Section 9.02.

“Global Securities” means Securities that are registered in the Security Register in the name of a Depositary (acting in its capacity as Depositary) or a nominee thereof.

“Government” means the Federal Government of Mexico.

“Governmental Forward Sale” means a Forward Sale to (i) Mexico or Banco de México, or (ii) the Bank for International Settlements or another multilateral monetary authority or central bank or treasury of a sovereign state.

“Guarantee” means any obligation of a person to pay the Indebtedness of another person including without limitation: (i) an obligation to pay or purchase such Indebtedness, or (ii) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness, or (iii) any other agreement to be responsible for such Indebtedness.

“Guarantor” and “Guarantors” have the meaning specified in Section 1.16.

“Guaranty” and “Guaranties” have the meaning specified in Section 1.16.

“Guaranty Agreement” has the meaning specified in Section 1.16.

“Holder” means (i) with respect to a Registered Security, the Person in whose name such Security is registered in the Security Register and (ii) with respect to a Bearer Security or coupon appertaining thereto, the bearer of such Security or coupon, as the case may be.

“Immunities Act” means the United States Foreign Sovereign Immunities Act of 1976.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include (i) for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively, and (ii) the terms of particular series of Securities established as contemplated hereunder.

“Initial Securities”, when used with respect to the Securities of any series having Registration Rights, means the Securities of such series issued upon original issuance and all Securities, other than Exchange Securities, issued upon the registration of transfer, exchange or partial redemption of Initial Securities.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only upon Maturity, means interest payable upon or after Maturity.

“Interest Payment Date”, when used with respect to the Securities of any series, means the Stated Maturity of an installment of interest on such Securities.

“International Global Security” has the meaning specified in Section 3.04(b).

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by its Director General, Chief Financial Officer, Managing Director of Finance and Treasury or Associate Managing Director of Finance and delivered to the Trustee.

“Legend” has the meaning specified in Section 3.05(c).

“Material Subsidiaries” means, at any time, (i) each of the Guarantors and (ii) any Subsidiary of the Issuer or any of the Guarantors having, as of the end of the most recent fiscal quarter of the Issuer, total assets greater than 12% of the total assets of the Issuer, the Guarantors and their Subsidiaries on a consolidated basis.

“Maturity”, when used with respect to the Securities of any series, means the date on which the principal of such Securities or an installment of principal thereon becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Member Organization” has the meaning specified in Section 3.04(b).

“Mexican Withholding Taxes” has the meaning specified in Section 3.08(a).

“Mexico” has the meaning specified in the first paragraph of this Indenture.

“Mexico Exchange Offer” has the meaning specified in Section 9.02.

“Mexico External Market Debt” has the meaning specified in Section 9.02.

“Mexico Reserved Matter Amendment” has the meaning specified in Section 9.02.

“Non-Global Securities” means any Securities that are not Global Securities.

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Oil Receivables” means amounts payable to the Issuer, any Guarantor or any of their respective Subsidiaries in respect of the sale, lease or other provision of crude oil or gas, whether or not yet earned by performance.

“Opinion of Counsel” means a written opinion of counsel, who may be internal counsel for the Issuer or any Guarantor, and who shall be, and which opinion shall be, reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to the Securities of any series, means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

(i) Securities of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities of such series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities of such series that have been paid pursuant to Section 3.06 or in exchange for or in lieu of which (whether in whole or in part) other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities with respect to which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, whether a quorum is present at a meeting of Holders of Outstanding Securities of any series or the number of votes entitled to be cast by each Holder of a Security in respect of such Security at any such meeting (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Security denominated in a Foreign Currency or currency unit that shall be deemed to be outstanding shall be the amount of U.S. dollars which could have been obtained with the principal amount of such Security using the noon U.S. dollar buying rate in New York City for cable transfers of such Foreign Currency or currency unit published by the Federal Reserve Bank of New York and (iii) Securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico (including the Issuer or any Guarantor) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee’s right so to act with respect to such Securities and certifies that the pledgee is not the Issuer or any Guarantor. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the federal government of Mexico or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Mexico or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

“Permanent Global Bearer Security” has the meaning specified in Section 3.04(c).

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having a separate legal personality.

“Petróleos Mexicanos Law” means the Ley de Petróleos Mexicanos, effective November 29, 2008.

“Petroleum Industry” has the meaning specified in Section 1.13(c).

“Petroleum Products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Public External Indebtedness” means any External Indebtedness which is in the form of, or represented by, notes, bonds or other securities which are for the time being quoted, listed or ordinarily dealt in on any stock exchange.

“Receivables Financings” means any transaction resulting in the creation of a Security Interest in Oil Receivables to secure new External Indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the Issuer, any Guarantor or any of their respective Subsidiaries.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Securities” has the meaning specified in Section 3.01.

“Registration Rights”, when used with respect to any Security, means that such Security has the benefit of a Registration Rights Agreement entered into in connection with the issuance of such Security.

“Registration Rights Agreement”, when used with respect to the Securities of any series, means the registration rights agreement entered into between the Issuer and the initial purchasers of such Securities.

“Registration Statement”, when used with respect to the Securities of any series having Registration Rights, means an effective shelf registration statement under the Securities Act that registers the resale by Holders (and beneficial owners) of Initial Securities (or beneficial interests therein).

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified for that purpose as contemplated by Section 2.02, which date shall be, unless otherwise specified pursuant to Section 2.02, the fifteenth day (whether or not such day shall be a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Global Security” has the meaning specified in Section 3.04(a).

“Regulations S Securities”, when used with respect to an identifiable tranche of the Securities of any series, means all Securities of such tranche sold (whether in the original issuance or afterwards) pursuant to Regulation S.

“Regulatory Law” means the Ley Reglamentaria del Artículo 27 Constitucional en el Ramo del Petróleo, effective November 30, 1958, as amended.

“Resale Restriction Termination Date” means, for any identifiable tranche of the Restricted Securities of any series (or beneficial interest therein), the date on which the Issuer instructs the Trustee in writing to remove the Restricted Securities Legend from the Restricted Securities of such tranche in accordance with the procedures described in this Indenture (which instruction is expected to be given on or about the one-year anniversary of the issuance of the Restricted Securities of such tranche).

“Reserved Matter” has the meaning specified in Section 9.02.

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office, including any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” has the meaning specified in Section 3.04(a).

“Restricted Period”, when used with respect to an identifiable tranche of the Securities of any series, means the period of 40 consecutive days beginning on and including the first day after the later of (i) the day that the initial purchasers thereof advise the Issuer and the Trustee is the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the initial delivery of the Securities occurs pursuant to the applicable terms agreement.

“Restricted Securities”, when used with respect to an identifiable tranche of the Securities of any series, means all Securities of such tranche other than Regulation S Securities or Exchange Securities, provided that Restricted Securities of such tranche shall cease to be Restricted Securities upon the removal of the Legend.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Securities” means any of the securities described in the recitals hereof and more particularly means any securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance including, without limitation, any equivalent thereof created or arising under the laws of Mexico.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07(a).

“Specified Currency” has the meaning specified in Section 2.02.

“Stated Maturity”, when used with respect to the Securities of any series or any installment of interest thereon, means the date specified in such Securities as the fixed date on which the principal of such Securities or such installment of interest is due and payable.

“Subsidiary” means, in relation to any Person, any other Person (whether or not now existing) which is controlled directly or indirectly, or more than 50% of whose issued equity share capital (or equivalent) is then held or beneficially owned by, the first Person and/or any one or more of the first Person’s Subsidiaries, and “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that Person.

“Temporary Global Bearer Security” has the meaning specified in Section 3.04(c).

“temporary Securities” has the meaning specified in Section 3.01(a).

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States-Mexico Income Tax Treaty” means the Convention Between the Government of the United States of America and the Government of the United Mexican States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992, as amended by Additional Protocols signed on September 8, 1994 and November 26, 2002.

“Unrestricted Global Security” has the meaning specified in Section 3.04(a).

“U.S. Depositary” has the meaning specified in Section 3.04(a).

“U.S. Global Security” has the meaning specified in Section 3.04(a).

“U.S. dollars”, “$”, “dollars” or “U.S. $” means United States dollars.

“vice president”, when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02.  Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate (including certificates provided pursuant to Section 10.04) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver, amendment, modification, supplement or other action provided by this Indenture to be given or taken by Holders of the Securities of any series may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; (ii) the record of such Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of the Securities of such series duly called and held in accordance with the provisions of Article Twelve or (iii) a combination of any such record and one or more instruments of substantially similar tenor signed by such Holders in person or by proxies duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such record or instrument or instruments (and the action embodied therein or evidenced thereby) are received by the Trustee and, where it is hereby expressly required, by the Issuer. Such record or instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such record or instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Issuer may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, amendment, modification, supplement or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person with respect to any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) of Securities Outstanding shall be entitled to give or take, or vote on, the relevant action.

(d) Any request, demand, authorization, direction, notice, consent, waiver, amendment, modification, supplement or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security.

Section 1.05.  Notices, Etc., to Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee at its Corporate Trust Office, Attention: Trust and Securities Services, or

(2) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by hand or by courier to the Issuer addressed to it at the address of the Issuer specified in the first paragraph of this Indenture, or when delivered by facsimile to the Issuer at 011-5255-1944-8253 (confirmed by overnight courier), or at any other address previously furnished in writing to the Trustee by the Issuer.

Section 1.06.  Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of Registered Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice; provided that notices to Holders of Registered Securities that are represented by Global Securities may be given to the respective Depositary or Depositaries by mail or electronic transmission. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made as directed by the Issuer shall constitute a sufficient notification for every purpose hereunder.

In addition, if and for so long as the Registered Securities of any series are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, notices pursuant to this Section to the holders of the Securities of such series will be published either in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange. If the Issuer determines that publication as aforesaid is not practicable, notice will be made in accordance with the rules of the Luxembourg Stock Exchange.

Where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published in a daily newspaper having general circulation in London or, if such publication is not practicable, in another leading daily English language newspaper having general circulation in Europe approved by the Trustee. In addition, if and for so long as the Bearer Securities of such series are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, notices to the holders of such Securities shall be published either in a daily newspaper having general circulation in Luxembourg or on the website of the Luxembourg Stock Exchange. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in both such newspapers as provided above or in the first such newspaper and the Luxembourg Stock Exchange website as provided above, as applicable. Holders of coupons shall be deemed for all purposes to have notice of the contents of any notice to the Holders of the related Bearer Securities.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07.  Conflict with Trust Indenture Act.

Subject as otherwise provided in the next paragraph, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture (or would be required if this Indenture were qualified under the Trust Indenture Act), the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Notwithstanding the foregoing, the provisions of Section 316(b) of the Trust Indenture Act shall not apply to this Indenture to the extent an exemption from the provisions of such Section is granted by the Commission pursuant to Section 304(d) thereof, in which case Section 316(b) thereof shall be treated as if not required under the Trust Indenture Act.

Section 1.08.  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.  Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

Section 1.10.  Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.  Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.  Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, EXCEPT THAT ALL MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION OF THIS INDENTURE AND THE SECURITIES BY THE ISSUER WILL BE GOVERNED BY THE LAWS OF MEXICO.

Section 1.13.  Consent to Service; Jurisdiction.

(a) Each of the parties hereto irrevocably submits to the jurisdiction of any federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or based on this Indenture or the Securities and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the Issuer waives any right to which it may be entitled on account of residence or domicile.

(b) The Issuer hereby appoints the Consul General of Mexico acting through his offices at 27 East 39th Street, New York, New York 10016, and his successors as its authorized agent (the ‘‘Authorized Agent”) upon which process may be served in any action arising out of or based upon the Securities or this Indenture which may be instituted in any federal court sitting in the Borough of Manhattan, The City of New York, by the Holder of any Security. The appointment made by the Issuer shall be irrevocable as long as any of the Securities remain Outstanding unless and until a successor agent shall have been appointed as such Authorized Agent and shall have accepted such appointment. The Issuer will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, or at such other address in the Borough of Manhattan, The City of New York, by notice given by the Authorized Agent to each party hereto, and written notice of such service delivered to the Issuer in the manner set forth in Section 1.05 shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action against the Issuer arising out of or based on the Securities may be instituted in any competent court in Mexico.

(c) The Issuer hereby waives irrevocably any immunity from jurisdiction to which it might otherwise be entitled (including, to the extent applicable, sovereign immunity, immunity from prejudgment attachment, post-judgment attachment and execution) in any such action in any federal court in the Borough of Manhattan, The City of New York, or in any competent court in Mexico, except that Article 27 of the Political Constitution of Mexico (the “Constitution”), Articles 1, 2, 3 and 4 (and related articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 6 and 13 (and related articles) of the Ley General de Bienes Nacionales (the General Law on National Patrimony), Articles 2, 3 and 5 (and related articles) of the Petróleos Mexicanos Law and Article 4 of the Código Federal de Procedimientos Civiles (the Federal Code of Civil Procedure of Mexico) set forth, inter alia, that (i) attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the Issuer or any Guarantor, (ii) all domestic petroleum and hydrocarbon resources (whether solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity), (iii) (A) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (B) the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (C) the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute “basic petrochemicals” (the “Petroleum Industry”) are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity), (iv) the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the Petroleum Industry of Mexico are the Issuer and the Guarantors (and, therefore, they are entitled to immunity in respect of such exclusive rights and powers). The Issuer reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the United States federal securities laws or any state securities laws, and notwithstanding anything else in this Section to the contrary, neither the Issuer’s appointment of the Authorized Agent nor its submission to jurisdiction nor its waiver of immunity shall be interpreted to include such actions brought under the United States federal securities laws or any state securities laws.

Section 1.14.  Legal Holidays.

Except as may be provided pursuant to Section 2.02 with respect to any series of Securities, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of such Securities) payment of interest on or principal of such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity.

Section 1.15.  No Recourse Against Others.

A director, officer, employee or shareholder (if any), as such, of the Issuer or any Guarantor shall not have liability for any obligations of the Issuer under the Securities or this Indenture, any obligations of any Guarantor under the Guaranty Agreement or any Guaranty or any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 1.16.  Guaranties.

The Securities and this Indenture will have the benefit of unconditional, joint and several guaranties (each, a “Guaranty” and together, the “Guaranties”) as to payment of all amounts due thereunder from each of Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (each, a “Guarantor” and together, the “Guarantors”), pursuant to a guaranty agreement, dated July 29, 1996 (the “Guaranty Agreement”), among the Issuer and the Guarantors. The Issuer has designated the Securities as an obligation of the Issuer entitled to the benefits of the Guaranty Agreement, pursuant to certificates of designation, each dated January 27, 2009 (the “Certificates of Designation”).

ARTICLE TWO

ISSUANCE OF SECURITIES

Section 2.01.  Creation of Securities in Amount Unlimited.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

Section 2.02.  Issuable in Series.

The Securities may be issued in one or more series, each of which may consist of one or more tranches. There shall be established in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate of the Issuer, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.02(c), 3.03, 3.05, 3.06, 9.06 and 11.08);

(c) whether the Securities of such series shall be Bearer Securities or Registered Securities; whether and under what circumstances any Bearer Securities of such series shall be exchangeable for Registered Securities; whether Securities of such series shall initially be represented by a temporary Security, any date, or the manner of determination of any date, prior to which interests in any such temporary Security may not be exchanged for definitive Securities of such series and the extent to which and the manner in which any interest on such temporary Security may be paid;

(d) whether any Securities of such series shall be represented by one or more Global Securities, and the terms upon which such Global Securities may be exchanged for Securities of such series not in global form, and vice versa, if at all;

(e) the name of the Depositary or the nominee of the Depositary of any Securities of such series represented by Global Securities;

(f) the dates on which or periods during which the Securities of such series may be issued, and the date or dates on which any principal or premium in respect of the Securities of such series is payable or the method of determination thereof;

(g) the rate or rates, or the method of determination thereof, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date for Registered Securities;

(h) the place or places where any principal, premium or interest on any of the Securities of such series shall be payable and the office or agency for the Securities of such series maintained by the Issuer pursuant to Section 10.02;

(i) the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, if any, in whole or in part, at the option of the Issuer (which shall be in addition to the Issuer’s right of redemption as specified in Section 11.04);

(j) the obligation, if any, of the Issuer to redeem or purchase the Securities of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(k) if other than denominations of U.S. $10,000 (or if the Securities are denominated in Foreign Currency or currency unit, 10,000 units of such other currency, composite currency or other currency unit) and any integral multiple thereof, the denominations in which the Securities of such series shall be issuable;

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(m) any deletions or modifications of or additions to the Events of Default set forth in Section 5.01 or covenants set forth in Article Ten pertaining to the Securities of such series;

(n) the currency or currency unit in which the Securities of such series shall be payable (the “Specified Currency”), which may be dollars, any Foreign Currency or any currency unit;

(o) if other than dollars, the currency or currencies in which payment of any principal, premium or interest in respect of the Securities of such series may be made, and if other than dollars, the currency or currencies, if any, in which payment of any principal, premium or interest in respect of the Securities of such series may, at the election of the Issuer or Holders thereof, or under certain circumstances, also be payable, and the agent, if any, appointed by the Issuer to make any such payments or to purchase any such currency or currencies and the periods within which and the terms and conditions upon which any such election may be made;

(p) if payment of any principal, premium or interest in respect of the Securities of such series is to be made in a currency other than the currency in which such Securities are denominated, the time and manner in which the exchange rate with respect to such payments shall be determined;

(q) if the amount of payments of principal of (and premium, if any) or interest on the Securities of such series may be determined by the difference in the price of crude oil on certain dates, or by some other index or indices or formula, such index or indices or formula and the manner in which such amounts will be determined;

(r) the Person to whom any interest on any Security of such series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(s) whether any legends shall be stamped or imprinted on all or a portion of the Securities of such series, and the terms and conditions upon which any such legends may be removed;

(t) whether the Securities of such series will be entitled to the benefit of a Registration Rights Agreement, and, if so, any Additional Interest provisions applicable to such securities;

(u) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture); and

(v) the form of the face of Securities of such series if other than in substantially the form of Exhibit A, B, C or D hereto and the form of the reverse of the Securities of such series if other than in substantially the form of Exhibit E hereto.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuance of additional Securities of such series, provided that such additional Securities do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the original Securities of such issue have as of the date of the issue of such additional Securities.

If any of the terms of the Securities of a series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall accompany, and be certified in, the Officer’s Certificate setting forth the terms of such Securities.

ARTICLE THREE

THE SECURITIES

Section 3.01.  Forms Generally.

(a) The Securities of a series to be issued in registered form without interest coupons (“Registered Securities”) will be issuable in substantially the form of Exhibit A hereto or in such other form and in such denominations as shall be specified in the applicable Officer’s Certificate of the Issuer or in an indenture supplement hereto. The Securities of a series, if any, to be issued in bearer form, with or without interest coupons attached (“Bearer Securities”), will be issuable in substantially the form of Exhibit B hereto, in the case of a definitive Bearer Security, Exhibit C hereto, in the case of a Temporary Global Bearer Security, or Exhibit D hereto, in the case of a Permanent Global Bearer Security, or in such other forms and in such denominations as shall be established by the Issuer and specified in the applicable Officer’s Certificate of the Issuer or in an indenture supplement hereto. Any forms of Securities other than those set forth in Exhibits A, B, C and D which are established pursuant to an Officer’s Certificate of the Issuer or in an indenture supplement hereto shall be delivered to the Trustee and shall be deemed to be a part of this Indenture. In this Indenture, Securities that are not in temporary form are referred to as “definitive Securities” and Securities that are in temporary form are referred to as “temporary Securities”.

(b) Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officer or officers executing such Securities, as evidenced by their execution of such Securities.

(c) The Securities of a series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture or the applicable Officer’s Certificate or indenture supplement hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange, inter-dealer quotation system or governmental agency or as may, consistently herewith and with such Officer’s Certificate or supplemental indenture, be determined by the officer or officers executing such Securities, as conclusively evidenced by their execution of such Securities. The form of any such legends or endorsements shall be furnished in writing to the Trustee. All Securities of a particular series shall be substantially identical except as to denomination and as provided herein or in the applicable Officer’s Certificate or supplemental indenture.

Section 3.02.  Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer or an attorney-in-fact duly authorized for that purpose. The signature of any of these officers or attorneys-in-fact may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed on behalf of the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

(c) At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect to the Securities of any series, the Issuer may deliver Exchange Securities of such series executed by the Issuer together with an Issuer Order for the authentication and delivery of such Exchange Securities and a like principal amount of Initial Securities of such series for cancellation in accordance with Section 3.10, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Exchange Securities.

(d) The Trustee shall be entitled to receive, prior to the authentication and delivery of the Securities of any series, the supplemental indenture, the Board Resolution or Officer’s Certificate by or pursuant to which the terms and form of such Securities have been approved (and, if such terms and form are approved pursuant to a Board Resolution, the Officer’s Certificate regarding such terms and form) and an Opinion of Counsel stating that:

(i) the forms and terms of such Securities have been established in conformity with the provisions of this Indenture;

(ii) in the event that the forms or terms of such Securities have been established in a supplemental indenture, the execution and delivery of such supplemental indenture have been duly authorized by all necessary action of the Issuer and by all necessary governmental action, such supplemental indenture has been duly executed and delivered by the Issuer and, assuming due authorization by the Trustee, is a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights;

(iii) the execution and delivery of such Securities have been duly authorized by all necessary action of the Issuer and by all necessary governmental action and such Securities have been duly executed by the Issuer and, assuming due authentication by the Trustee and delivery by the Issuer, the Securities are the legal, valid and binding obligations of the Issuer, enforceable in each case in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights;

(iv) the amount of Securities Outstanding of such series, together with the amount of such Securities, does not exceed any limit established under the terms of this Indenture on the amount of Securities of such series that may be authenticated and delivered; and

(v) such other matters as the Trustee may reasonably request.

Notwithstanding any contrary provision herein, if the Issuer shall establish pursuant to Section 2.02 that the Securities of a series may be originally issued from time to time, it shall not be necessary to deliver the Board Resolution, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to this Section or Section 1.02 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

(e) Each Bearer Security shall be dated the date from which any interest on the Securities of such series first begins to accrue and each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for below executed by the Trustee by manual signature of one of its Responsible Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By
Authorized Officer

Section 3.03.  Temporary Securities.

If so indicated in the Officer’s Certificate or supplemental indenture with respect to Securities of a series, the Issuer may (and, if such Officer’s Certificate or supplemental indenture so requires, the Issuer shall) execute temporary Securities representing the Securities of such series. Such temporary Securities shall be authenticated and delivered in accordance with the provisions of Section 3.02. Such temporary Securities may be in global form. Any temporary Securities of a series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities of such series, except as provided herein or therein. Unless otherwise provided herein and therein, temporary Securities of a series shall be exchangeable for definitive Securities or a Permanent Global Bearer Security of such series, as specified in the applicable Officer’s Certificate or supplemental indenture; and upon the surrender for exchange of temporary Securities of a series which are so exchangeable, the Issuer shall execute a like aggregate principal amount of definitive Securities or a Permanent Global Bearer Security of such series of like tenor. Such definitive Securities or Permanent Global Security shall be authenticated and delivered in accordance with the provisions of Section 3.05, in exchange for such temporary Securities of such series. The Issuer shall pay all charges, including (without limitation) stamp and other taxes and governmental charges, incident to any exchange of temporary Securities for definitive Securities or a Permanent Global Bearer Security. All temporary Securities shall be identified as such and shall describe the right, if any, of the Holder thereof to effect an exchange for definitive Securities or a Permanent Global Bearer Security and the manner in which such an exchange may be effected.

Section 3.04.  Book-Entry Securities; Bearer Securities.

(a) U.S. Global Securities.  The Issuer may issue Securities represented, in whole or in part, by a Global Security that is deposited with or on behalf of a depositary located in the United States (a “U.S. Depositary”) or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or to such other accounts as they may direct) (a “U.S. Global Security”). Only

Registered Securities may be issued in the form of a U.S. Global Security. This Section 3.04(a) shall apply to all U.S. Global Securities.

(i) If the Issuer shall establish in the Officer’s Certificate or supplemental indenture for any series of Securities that such Securities are to be issued in whole or in part in the form of one or more U.S. Global Securities, then the Issuer shall execute, and the Trustee shall authenticate and deliver in accordance with Section 3.02, one or more U.S. Global Securities that (A) shall be registered in the name of the U.S. Depositary or its nominee, (B) shall be delivered by the Trustee to the U.S. Depositary or pursuant to the U.S. Depositary’s instructions and (C) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], HAS AN INTEREST HEREIN.”

“THIS SECURITY IS A U.S. GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS U.S. GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 3.05(a) OF THE INDENTURE [INCLUDE IF AN INITIAL SECURITY: AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.05(b) OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS U.S. GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 3.05(b) OF THE INDENTURE.”]

(ii) Neither any members of, or participants in, a U.S. Depositary (“Agent Members”) nor any other persons on whose behalf Agent Members may act (including Euroclear and Clearstream, Luxembourg and account holders and participants therein) shall have any rights under this Indenture with respect to any U.S. Global Security registered in the name of such U.S. Depositary or any nominee thereof, or under any such U.S. Global Security, and such U.S. Depositary or nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and holder of such U.S. Global Security (including all Securities represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such U.S. Depositary or such nominee, as the case may be, or impair, as between such U.S. Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

(iii) Any Securities offered and sold in reliance on Regulation S may be issued in the form of a U.S. Global Security that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the U.S. Depositary, for credit to the respective accounts of beneficial owners of the Securities represented thereby (or to such other accounts as they may direct); provided that upon such deposit all such accounts are maintained at or through Euroclear or Clearstream, Luxembourg. Each such U.S. Global Security, initially and until such time as the Restricted Period with respect to such Security has ended, shall be deemed to be a “Regulation S Global Security” and, thereafter, shall be deemed to be an “Unrestricted Global Security”. The aggregate principal amount of each Regulation S Global Security and Unrestricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the U.S. Depositary therefor, as provided herein.

(iv) Any Securities offered and sold in reliance on Rule 144A may be issued in the form of a U.S. Global Security that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the U.S. Depositary, for credit to the respective accounts of beneficial owners of the Securities represented thereby (or to such other accounts as they may direct). Each such U.S. Global Security shall be deemed to be a “Restricted Global Security”. The aggregate principal amount of each Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the U.S. Depositary, as provided herein.

(v) Exchange Securities that are issued in exchange for Initial Securities that are represented by a U.S. Global Security shall also be issued in the form of a U.S. Global Security that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the U.S. Depositary. Exchange Securities shall not contain restrictions on transfers.

(vi) Any Securities offered and sold pursuant to an effective registration statement filed with the Commission may be issued in the form of a U.S. Global Security that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the U.S. Depositary, for credit to the respective accounts of beneficial owners of the Securities represented thereby (or to such other accounts as they may direct). Such Securities shall not contain restrictions on transfer.

(b) International Global Securities.  The Issuer may issue Securities represented, in whole or in part, by a Security in definitive or temporary global form that is deposited with or on behalf of a common depositary located outside the United States (a “Common Depositary”), for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or to such other accounts as they may direct); provided that all such accounts are maintained at or through Euroclear or Clearstream, Luxembourg (an “International Global Security”). Registered Securities and Bearer Securities may be issued in the form of an International Global Security. This Section 3.04(b) shall apply to all International Global Securities.

(i) If the Issuer shall establish in the Officer’s Certificate or supplemental indenture for any series of Securities that such Securities are to be issued in whole or in part in the form of one or more International Global Securities, then the Issuer shall execute one or more International Global Securities that (A) if issued in registered form, shall be registered in the name of the Common Depositary or its nominee and (B) shall be delivered by the Trustee to the Common Depositary or pursuant to the Common Depositary’s instructions, and the Trustee shall arrange for the authentication and delivery of such International Global Securities.

(ii) Neither any members of, or participants in, a Common Depositary (“Member Organizations”) nor any other persons on whose behalf Member Organizations may act shall have any rights under this Indenture with respect to any International Global Security registered in the name of, or held by, such Common Depositary or any nominee thereof, or under any such International Global Security, and such Common Depositary or nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and holder of such International Global Security (including all Securities represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Common Depositary or such nominee, as the case may be, or impair, as between such Common Depositary, its Member Organizations and any other person on whose behalf a Member

Organization may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

(iii) If all Securities represented by an International Global Security have been offered and sold in reliance upon Regulation S, such International Global Security may be designated, pursuant to the applicable Officer’s Certificate or supplemental indenture, as a “Regulation S Global Security” subject to such procedures regarding exchanges and transfers as may be established in accordance with Section 3.05(b).

(c) Bearer Securities.  This Section 3.04(c) shall apply to all Bearer Securities.

(i) Each Bearer Security shall initially be represented only in the form of one or more Securities in temporary global form without interest coupons attached (each, a “Temporary Global Bearer Security”), which shall be deposited with or on behalf of a Common Depositary, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or to such other accounts as they may direct); provided that all such accounts shall be maintained at or through Euroclear or Clearstream, Luxembourg. Notwithstanding the foregoing, if indicated in the applicable Officer’s Certificate or supplemental indenture, Bearer Securities with a maturity not exceeding one year from the date of issue may initially be represented by one or more Bearer Securities in permanent global form without interest coupons attached (each, a “Permanent Global Bearer Security”). No Bearer Security shall be mailed or otherwise delivered in connection with its sale during the applicable Restricted Period to any location in the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (collectively, the “United States”). Temporary Global Bearer Securities and Permanent Global Bearer Securities are International Global Securities.

(ii) Each Temporary Global Bearer Security will be exchangeable for definitive Bearer Securities, interests in a Permanent Global Bearer Security or definitive Registered Securities, as provided pursuant to the applicable Officer’s Certificate or supplemental indenture relating to the series of which such Security is a part; provided that no Temporary Global Bearer Security or portion thereof may be exchanged for any definitive Bearer Security or an interest in a Permanent Global Bearer Security until (A) on or after the 40th day after the issue date of such Security (the “Exchange Date”) and (B) with respect to each beneficial interest in the portion of such Temporary Global Bearer Security to be so exchanged, (1) the Member Organization through which such beneficial interest is held has delivered to Euroclear or Clearstream, Luxembourg, as the case may be, a certificate substantially in the form of Exhibit F hereto (or such other form as may be established by the Issuer) and (2) Euroclear or Clearstream, Luxembourg, as the case may be, has delivered to the Trustee a certificate in substantially the form of Exhibit G hereto (or such other form as may be established by the Issuer).

Upon the exchange of any portion of a Temporary Global Bearer Security for definitive Securities or interests in a Permanent Global Bearer Security, such Temporary Global Bearer Security shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, such Temporary Global Bearer Security shall in all respects be entitled to the same benefits under this Indenture as the definitive Securities or Permanent Global Bearer Security that may be authenticated and delivered hereunder in exchange therefor, except with respect to the payment of interest as described in paragraph (iii) of this Section 3.04(c).

(iii) No interest payable in respect of any beneficial interest in a Temporary Global Bearer Security shall be paid until the certification requirements set forth in Section 3.04(c)(ii)(B)(1) and (2) above have been satisfied with respect to such beneficial interest. Delivery of the certificate contemplated by Section 3.04(c)(ii)(B)(1) above by a Member Organization shall constitute an irrevocable instruction by such Member Organization to Euroclear or Clearstream, Luxembourg, as the case may be, to exchange, on the applicable Exchange Date, the beneficial interest covered by such certificate for such definitive Securities or an interest in a Permanent Global Bearer Security as such

Member Organization may specify consistently with the applicable Officer’s Certificate or supplemental indenture (or, if no such specification is made, for definitive Bearer Securities, unless only an interest in a Permanent Global Bearer Security or definitive Registered Securities are issuable on such exchange, in which case for such interest or definitive Registered Securities, as the case may be).

(d) Legends.  Securities of a series shall be stamped or otherwise imprinted with such legends, if any, as contemplated by the forms of Securities attached as Exhibits A, B, C and D hereto or as provided in the applicable Officer’s Certificate or supplemental indenture with respect to Securities of such series or pursuant to Section 3.04(a) or 3.01(c) hereof. Any legends so provided may be removed as provided in the Officer’s Certificate or supplemental indenture or pursuant to Section 3.05(c) hereof.

Section 3.05.  Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Legends.

(a) Registration, Registration of Transfer and Exchange Generally.  The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Registered Security at an office or agency of the Issuer designated pursuant to Section 10.02 for such purpose, the Issuer shall execute one or more new Registered Securities of any authorized denominations and of a like aggregate principal amount, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, such new Registered Securities.

At the option of the Holder, and subject to the other provisions of this Section, Securities may be exchanged for other Securities of any authorized denominations, of a like aggregate principal amount and tenor and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency; provided that Bearer Securities may not be issued in exchange for Registered Securities. Whenever any Securities are so surrendered for exchange, the Issuer shall execute the Securities which the Holder making the exchange is entitled to receive, and the Trustee shall authenticate and deliver such Securities.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and subject to the other provisions of this Section, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Bearer Security surrendered for exchange for other Securities of such series shall have attached thereto all unmatured coupons and all matured coupons in default appertaining thereto. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than any United States or Mexican stamp tax or other governmental charge payable in connection with exchanges pursuant to Section 3.03, 3.04, 9.06 or 11.08 not involving any transfer or exchanges pursuant to a Registration Rights Agreement.

The provisions of clauses (1), (2), (3), (4), (5) and (6) below shall apply only to U.S. Global Securities unless otherwise provided in the applicable Officer’s Certificate or supplemental indenture:

(1) Each U.S. Global Security authenticated under this Indenture shall be registered in the name of the U.S. Depositary designated for such U.S. Global Security or a nominee thereof and delivered to such U.S. Depositary or a nominee thereof or custodian therefor, and each such U.S. Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no U.S. Global Security may be exchanged (except at the option of the Issuer subject to Applicable Procedures) in whole or in part for Securities registered, and no transfer of a U.S. Global Security in whole or in part may be registered, in the name of any Person other than the U.S. Depositary for such U.S. Global Security or a nominee thereof, unless (A) such U.S. Depositary has notified the Issuer that it is unwilling or unable to continue as U.S. Depositary for such U.S. Global Security or has ceased to be a clearing agency registered under the Exchange Act, and a successor U.S. Depositary is not appointed by the Issuer within 90 days after the Issuer receives notice from the U.S. Depositary to that effect or (B) the Issuer executes and delivers to the Trustee an Officer’s Certificate stating that such U.S. Global Security shall be so exchangeable.

(3) Subject to clause (2) above, any exchange of a U.S. Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a U.S. Global Security or any portion thereof shall be registered in such names as the U.S. Depositary for such U.S. Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a U.S. Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a U.S. Global Security, unless such Security is registered in the name of a Person other than the U.S. Depositary for such U.S. Global Security or a nominee thereof.

(5) The U.S. Depositary or its nominee, as registered owner of a U.S. Global Security, shall be the Holder of such U.S. Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a U.S. Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a U.S. Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the U.S. Depositary or its nominee or its Agent Members and such owners of beneficial interests in a U.S. Global Security shall not be considered the owners or holders thereof.

(6) In the event the Securities are issued as U.S. Global Securities with the U.S. Depositary: (i) the Trustee may deal with the U.S. Depositary as the authorized representative of the owners of beneficial interests; (ii) the rights of the owners of beneficial interests shall be exercised only through the U.S. Depositary and shall be limited to those established by law and agreement between the owners of beneficial interests and the U.S. Depositary and/or direct participants of the U.S. Depositary; (iii) the U.S. Depositary will make book-entry transfers among the direct participants of the U.S. Depositary and will receive and transmit distributions of the principal of and premium, if any, and interest on the Securities to such direct participants; and (iv) the direct participants of the U.S. Depositary shall have no rights under this Indenture under or with respect to any of the Securities held on their behalf by the U.S. Depositary, and the U.S. Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Securities for all purposes whatsoever.

An International Global Security may be exchanged, in whole or from time to time in part, for other Securities of such series, which may be issued as International Global Securities or in non-global form, all if and as established pursuant to the applicable Officer’s Certificate or supplemental indenture and the Securities and this Indenture. Any International Global Security to be so exchanged shall be surrendered to the Trustee for exchange; provided that, if such Security so provides and is to be exchanged in part only, then, in lieu of such surrender, the principal amount thereof may be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment on the records of the Trustee (and, if so contemplated by such Security, any appropriate notation made on such Security). Upon any such surrender or adjustment, the Trustee shall arrange for the authentication and delivery, in exchange for each portion of such International Global Security to be exchanged and without charge to the holders, of an equal aggregate principal amount of Bearer Securities and/or Registered Securities of the same series of authorized denominations and of like tenor as such portion, in such combination thereof as shall be communicated to the Trustee by Euroclear or Clearstream, Luxembourg, and, if in registered form, registered in such name as may be so communicated to the Trustee. With respect to any remaining portion of an International Global Security so surrendered for partial exchange, the Trustee shall arrange for the authentication and delivery, in exchange for such remaining portion and without charge to the holder, of a new International Global Security of the same series and of like tenor and form having an equal principal amount.

(b) Certain Transfers and Exchanges of Restricted Securities and Regulation S Securities.  Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of beneficial interests in U.S. Global Securities shall be made only in accordance with this paragraph (b). Transfers and exchanges subject to this paragraph (b) shall also be subject to the other provisions of this Indenture that are not inconsistent with this paragraph (b). Nothing in this paragraph (b) shall be deemed to apply to the transfer and exchange of Exchange Securities or Securities from which the legends have been removed (and not reinstated) pursuant to paragraph (c) of this Section.

(i) Transfer or Exchange from Restricted Global Security to Regulation S Global Security.  If Securities of the same series and like tenor are issued in the form of a Restricted Global Security and a Regulation S Global Security, and if the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security of the same series and like tenor, such holder may, subject to the rules and procedures of the U.S. Depositary therefor, Euroclear and Clearstream, Luxembourg (the “Applicable Procedures”), transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Security in accordance with this clause (i). Upon receipt by the Trustee, as Security Registrar, at its office in The City of New York of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to such Agent Member’s account a beneficial interest in such Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be transferred, (B) a written order given by the holder of such beneficial interest in accordance with the Applicable Procedures containing information regarding the Agent Member’s account to be credited with such increase and the name of such account, and (C) a certificate in substantially the form of Exhibit H hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and pursuant to and in accordance with Regulation S, the Trustee shall instruct the U.S. Depositary to reduce or reflect on its records a reduction of such Restricted Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so transferred and the Trustee shall instruct the U.S. Depositary concurrently with such reduction, to increase or reflect on its records an increase in the principal amount of such Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Regulation S Global Security equal to the reduction in the principal amount of such Restricted Global Security.

(ii) Transfer or Exchange from Restricted Global Security to Unrestricted Global Security.  If Securities of the same series and like tenor are issued in the form of a Regulation S Global Security and a Restricted Global Security, and if a holder of a beneficial interest in the Restricted Global Security deposited with the U.S. Depositary wishes at any time to exchange its interest in such

Restricted Global Security for an interest in the Unrestricted Global Security of the same series and like tenor, or to transfer its interest in such Restricted Global Security to a person who wishes to take delivery thereof in the form of an interest in the Unrestricted Global Security of the same series and like tenor, such holder may, subject to the Applicable Procedures, exchange or cause the exchange, or transfer or cause the transfer, of such interest for an equivalent beneficial interest in such Unrestricted Global Security in accordance with this clause (ii). Upon receipt by the Trustee, as Security Registrar, at its office in The City of New York of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member’s account, a beneficial interest in such Unrestricted Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged or transferred, (B) a written order given by the holder of such beneficial interest in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with such increase, and (C) a certificate in substantially the form of Exhibit I hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and (1) that such transfer or exchange has been made pursuant to and in accordance with Regulation S or (2) that the Security being exchanged or transferred is being exchanged or transferred in a transaction permitted by and in accordance with Rule 144 under the Securities Act, the Trustee shall instruct the U.S. Depositary to reduce or reflect on its records a reduction of such Restricted Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred and the Trustee shall instruct the U.S. Depositary, concurrently with such reduction, to increase or reflect on its records an increase in the principal amount of such Unrestricted Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Security equal to the reduction in the principal amount of such Restricted Global Security.

(iii) Transfer or Exchange from Regulation S Global Security or Unrestricted Global Security to Restricted Global Security.  If Securities of the same series and like tenor are issued in the form of a Regulation S Global Security and a Restricted Global Security, and if a holder of a beneficial interest in the Regulation S Global Security or the Unrestricted Global Security deposited with the U.S. Depositary wishes at any time to exchange its interest in such Regulation S Global Security or Unrestricted Global Security for an interest in the Restricted Global Security of the same series and like tenor, or to transfer its interest in such Regulation S Global Security or Unrestricted Global Security to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Security of the same series and like tenor, such holder may, subject to the Applicable Procedures, exchange or cause the exchange, or transfer or cause the transfer, of such interest for an equivalent beneficial interest in such Restricted Global Security in accordance with this clause (iii). Upon receipt by the Trustee, as Security Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in such Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security or such Unrestricted Global Security to be exchanged or transferred, such instructions to contain information regarding the Agent Member’s account with the U.S. Depositary to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Global Security, information regarding the Agent Member’s account with the U.S. Depositary to be debited with such decrease, and (B) with respect to an exchange or transfer of an interest in such Regulation S Global Security (but not such Unrestricted Global Security) for an interest in the Restricted Global Security, a certificate in substantially the form of Exhibit J hereto given by the holder of such beneficial interest and stating that the person transferring such interest in such Regulation S Global Security reasonably believes that the person acquiring such interest in the Restricted Global Security is acquiring such interest for its own account or accounts as to which it exercises sole investment discretion and each such person and each such account is a qualified institutional buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, the Trustee shall instruct the U.S. Depositary to reduce or reflect in its records a reduction of such Regulation S Global Security or such Unrestricted Global Security, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Global Security or Unrestricted Global Security to be exchanged or transferred, and the Trustee shall instruct the U.S. Depositary, concurrently with such reduction, to increase or reflect in its records an increase in the principal amount of such Restricted Global Security by the aggregate principal amount of the beneficial interest in such Regulation S Global Security or such Unrestricted Global Security, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Security equal to the reduction in the principal amount of such Regulation S Global Security or such Unrestricted Global Security, as the case may be.

(iv) Other Transfers or Exchanges.  In the event that a Registered Global Security is exchanged for definitive Registered Securities, such Securities may be exchanged, as specified in the relevant Officer’s Certificate or supplemental indenture, or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (iii) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee, and any Applicable Procedures.

(v) International Global Securities.  If all Securities represented by an International Global Security deposited with a Common Depositary are offered and sold outside the United States in accordance with Regulation S, such International Global Security may be designated in the applicable Officer’s Certificate or supplemental indenture as a Regulation S Global Security. If all Securities represented by an International Global Security are offered and sold in reliance on Rule 144A, such International Global Security shall be deemed to be a “Restricted Global Security”. In such event, the procedures for transfer of beneficial interests in Regulation S Global Securities, Unrestricted Global Securities and Restricted Global Securities set forth in this Section 3.05(b) shall, if so established in the applicable Officer’s Certificate or supplemental indenture, apply to such International Global Security, with such modifications as may be necessary to reflect the involvement of the Common Depositary and similar matters, all as may be established in the applicable Officer’s Certificate or supplemental indenture.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.05(b). The Issuer (at its own expense) shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Trustee.

(c) Legends.  If any Security is issued upon the transfer, exchange or replacement of another Security that does not bear a legend setting forth restrictions on transfer that are intended to ensure compliance with the Securities Act (the “Legend”), the Security so issued shall not bear the Legend. If any Security is issued upon the transfer, exchange or replacement of another Security bearing the Legend, or if a request is made to remove the Legend on any Security, the Security so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless (i) such Securities (or beneficial interests) are exchanged in an Exchange Offer; (ii) such Securities (or beneficial interests) are transferred pursuant to a Registration Statement; (iii) such Securities (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor and, in the case of any such Restricted Security, the Issuer has complied with the applicable procedures for delegending in accordance with paragraph (d) of this Section 3.05; or (iv) in connection with such transfer, exchange or replacement there is delivered to the Issuer such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may reasonably be required by the Issuer that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver in exchange for such Security another

Security or Securities having an equal aggregate principal amount that does or do not bear the Legend. If such a Legend required for a Restricted Security has been removed from such Security as provided above, it shall not be a Restricted Security and no other Security issued in exchange for all or any part of such Security shall bear the Legend, unless the Issuer has reasonable cause to believe that such other Security is a “restricted security” within the meaning of Rule 144 under the Securities Act (or any successor provision) and instructs the Trustee in writing to cause a legend to appear thereon. If the Legend is removed from the face of a Security and it is subsequently held by an Affiliate of the Issuer, the Legend shall be reinstated.

(d) Procedures for Delegending.  (i) Promptly after one year has elapsed following (A) the date of original issuance of an identifiable tranche of the Restricted Securities of a series or (B) if the Issuer has issued any additional Securities with the same terms and the same CUSIP number as the Restricted Securities of such tranche within one year following the last date of original issuance of the Restricted Securities of such tranche, the last date of original issuance of such additional Securities, if the Restricted Securities of such identifiable tranche (including any additional Securities with the same terms and the same CUSIP number as the Restricted Securities of such identifiable tranche) are freely tradable pursuant to Rule 144 under the Securities Act (or otherwise) without volume restrictions by Holders who are not Affiliates of the Issuer, the Issuer shall:

(1) instruct the Trustee in writing to remove the Restricted Debt Securities Legend described in Section 3.05(c) from the Securities of such tranche by delivering to the Trustee a certificate in the form of Exhibit K, and upon such instruction the Legend shall be deemed removed from any Global Securities representing the Securities of such tranche without further action on the part of Holders;

(2) notify Holders of the Securities of such tranche that the Restricted Debt Securities Legend has been removed or deemed removed; and

(3) notify the Trustee by delivering to the Trustee an Officer’s Certificate in the form of Exhibit K attached hereto and instruct the applicable Depositary to change the CUSIP number for the Securities of such tranche to the unrestricted CUSIP number.

In no event will the failure of the Issuer to provide any notice set forth in this paragraph or of the Trustee to remove the Legend constitute a failure by the Issuer to comply with any of its covenants or agreements set forth in this Indenture for purposes of Section 5.01 hereof or otherwise. Any Restricted Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Article Three, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Legend. The Issuer shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a Registration Statement with respect to the Debt Securities, if any, has been declared effective under the Securities Act.

(ii) Notwithstanding any provision hereof to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of an Officer’s Certificate of the nature contemplated in paragraph (c)(iv) of this Section 3.05, (A) each reference in this Section 3.05(d) to “one year” and in the Legend set forth on the face of such Securities to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, and (B) all corresponding references in the Securities (including the definition of Resale Restriction Termination Date) and the Legend thereon shall be deemed for all purposes hereof to be references to such changed period; provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. This Section 3.05(d)(ii) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

Section 3.06.  Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security of any series is surrendered to the Trustee, the Issuer shall execute a new Security of such series of like tenor and principal amount and bearing a number not contemporaneously Outstanding, and the Trustee shall authenticate and deliver such new Security in exchange for such mutilated Security.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security of any series and the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute a new Security of the same series of like tenor and principal amount and bearing a number not contemporaneously Outstanding, and the Trustee shall authenticate and deliver such new Security in lieu of any such destroyed, lost or stolen Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07.  Payment of Interest; Interest Rights Preserved.

(a) In respect of any series of Registered Securities, interest on any Security which is payable other than at Maturity, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In respect of any series of Registered Securities, interest payable at Maturity shall be payable to the Person to whom the principal thereof is payable.

Any interest on any Registered Security of any series which is payable other than at Maturity, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders of Securities of such series in accordance with Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security (except that Exchange Securities shall not be entitled to Additional Interest).

(b) Any interest on Bearer Securities of a series shall be payable by check or wire transfer upon presentation of the relevant Permanent Global Bearer Security or surrender of the applicable coupon, if any, and principal of (and premium, if any, on) Bearer Securities of such series shall be payable by check or wire transfer upon surrender of such Securities, at such offices or agencies of the Trustee or any paying agent outside the United States as the Issuer may from time to time designate, unless the Issuer shall have otherwise instructed the Trustee in writing, or additionally or alternatively, in such other manner as may be set forth or provided for in the Securities of such series. No such check which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. The Trustee and each other Paying Agent shall not, and the Issuer shall not instruct the Trustee or any Paying Agent to, make such payments on Bearer Securities of a series at an office or agency located in the United States unless such payments are to be made in U.S. dollars and payment of the full amount so payable at each office of the Trustee and of each Paying Agent outside the United States appointed and maintained by the Issuer in accordance with Section 10.02 hereof is illegal or effectively precluded by reason of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.

(c) The Issuer shall have the right reasonably to require a holder of a Security, as a condition of payment of the principal of or any premium or interest on such Security, to present at such place as the Issuer shall designate a certificate to the Issuer and the Trustee in such form as the Issuer may from time to time prescribe to enable the Issuer to determine its respective duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Issuer, the Trustee or any withholding agent may be required to deduct or withhold from payments in respect of such Security under any present or future law of any jurisdiction or any regulation of any taxing authority thereof and (ii) any reporting or other requirements under such laws or regulations. To the extent not otherwise prohibited by applicable laws and regulations, the Issuer shall be entitled to determine its respective duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate, or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation, and shall be entitled to act in accordance with such determination; provided that the Issuer shall not be entitled to withhold all or any part of any such payment except as required by applicable law or regulation.

The Trustee and each such withholding agent shall retain each certificate received by it and relating to the Securities of a series for so long as any Security of such series is outstanding and in no event for less than four years after its receipt, and for such additional period thereafter as such certificate may become material in the administration of applicable tax laws.

(d) With respect to any series of Securities that is listed on the Luxembourg Stock Exchange and bears interest at a floating rate, the Trustee shall notify the Luxembourg Stock Exchange of the Interest Payment

Dates for such Securities, the applicable interest rate and the amount of interest payable on each Interest Payment Date by no later than the relevant Interest Reset Date (as defined in such Securities) relating to such Securities.

Section 3.08.  Additional Amounts.

(a) The Issuer, or, in the case of a payment by a Guarantor, such Guarantor will pay to the Holders of the Securities of each series such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Issuer or a Guarantor on the Securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Mexico or any political subdivision or taxing authority thereof or therein (“Mexican Withholding Taxes”) will not be less than the amount then due and payable on the Securities. The foregoing obligation to pay Additional Amounts, however, will not apply to:

(1) any Mexican Withholding Taxes which would not have been imposed or levied on a Holder of Securities but for the existence of any present or former connection between such Holder and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder of Securities (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office, permanent establishment or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Securities;

(2) except as otherwise provided, any estate, inheritance, gift, sales, transfer, or personal property or similar tax, assessment or other governmental charge;

(3) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder of such Securities in Registered form to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (i) the first Interest Payment Date with respect to which the Issuer or any Guarantor shall apply this clause (3) and, (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first Interest Payment Date subsequent to such change, the Issuer or such Guarantor, as the case may be, shall have notified the Trustee, in writing, that such Holders will be required to provide such certification, identification, information or documentation, declaration or other reporting;

(4) any Mexican Withholding Taxes imposed at a rate in excess of 4.9%, in the event that such Holder has failed to provide on a timely basis, at the reasonable request of the Issuer, information or documentation (not described in clause (3) above) concerning such Holder’s eligibility, if any, for benefits under an income tax treaty to which Mexico is a party that is necessary to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes under any such treaty; provided that this clause (4) shall not require Holders of Bearer Securities to identify themselves;

(5) any Mexican Withholding Taxes that would not have been so imposed but for the presentation of such Security by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(6) any payment to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security; or

(7) any withholding tax or deduction imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive; or

(8) a Security presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a member state of the European Union.

(b) Notwithstanding the foregoing, the limitations on the Issuer’s and the Guarantors’ obligation to pay Additional Amounts set forth in clauses (3) and (4) of paragraph (a) above will not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (3) and (4) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice. In addition, the limitations on the Issuer’s and the Guarantors’ obligation to pay Additional Amounts set forth in clauses (3) and (4) of paragraph (a) above shall not apply if Article 195, Section II, paragraph a) of the Mexican Income Tax Law (or a substantially similar successor of such provision) is in effect, unless (i) the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (3) and (4) is expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph a) of the Mexican Income Tax Law (or a substantially similar successor of such provision), the Issuer or the applicable Guarantor cannot obtain such certification, identification, information, documentation, declaration or evidence, or satisfy any other reporting requirements, on its own through reasonable diligence and the Issuer or the applicable Guarantor otherwise would meet the requirements for application of Article 195, Section II, paragraph a) of the Mexican Income Tax Law (or such successor provision) or (ii) in the case of a Holder or a beneficial owner of a Security that is a pension fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate less than that provided by Article 195, Section II, paragraph a) of the Mexican Income Tax Law (or such successor provision) if the information, documentation or other evidence required under clause (4) of paragraph (a) above were provided. In addition, clauses (3) or (4) of paragraph (a) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other Holder or beneficial owner of this Security register with the Secretaría de Hacienda y Crédito Público (the “Ministry of Finance and Public Credit”) for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

(c) The Issuer or the applicable Guarantor will, upon written request, provide the Trustee, the Holders and the Paying Agents with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Issuer or such Guarantor has withheld or deducted in respect of any payments made under or with respect to the Securities or the Guaranties thereof.

(d) Any reference in this Indenture or the Securities to principal, interest, Redemption Price or any other amount payable under or with respect to the Securities or the Guaranties will be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in this Section and express mention of Additional Amounts in any provision hereof or thereof shall not be construed as excluding Additional Amounts in those provisions hereof and thereof where such express mention is not made.

(e) In the event that Additional Amounts actually paid with respect to the Securities are based on rates of deduction or withholding of Mexican Withholding Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of a Security and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such Holder or beneficial owner shall, by accepting the Securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer or the applicable Guarantor, as the case may be. By making such assignment, however, the Holder or beneficial owner makes no representation or warranty that the Issuer will be entitled to receive such claim for a refund or credit, and such Holder or beneficial owner incurs no other obligation with respect thereto.

Section 3.09.  Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of Issuer or the Trustee shall be affected by notice to the contrary.

The Trustee, the Issuer, the Guarantors and any agent of any of them may deem and treat the bearer of any Bearer Security or coupon appertaining thereto as the owner thereof for all purposes thereunder and under this Indenture.

Section 3.10.  Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary practices and procedures in effect from time to time.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities, indemnities or other benefits herein expressly provided for) with respect to a series of Securities and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has deposited or caused to be deposited with the Trustee as trust funds in trust for this purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02.  Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

Section 5.01.  Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) Non-Payment:  default is made in payment of principal (or any part thereof) of or premium, if any, or any interest on, or any sinking fund payment with respect to, any Security of such series when due and such failure continues, in the case of non-payment of principal or sinking fund payment, for seven days, or, in the case of non-payment of interest or premium, for fourteen days after the due date; or

(b) Breach of Other Obligations:  the Issuer defaults in performance or observance of or compliance with any of its other obligations set out in any Security of such series or (insofar as it concerns such Securities) this Indenture, which default is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such default shall have been given to the Issuer and the Guarantors by the Trustee; or

(c) Cross-Default:  default by the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries in the payment of principal of, or interest on, any Public External Indebtedness of, or guaranteed by, the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries, in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

(d) Enforcement Proceedings:  a distress or execution or other legal process is levied or enforced or sued out upon or against any substantial part of the property, assets or revenues of the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries and is not discharged or stayed within 60 days of having been so levied, enforced or sued out; or

(e) Security Enforced:  an encumbrancer takes possession or a receiver, manager or other similar officer is appointed of the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer or any of its Material Subsidiaries or the Guarantors or of any of them or any of their respective Material Subsidiaries; or

(f) Insolvency:  the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries becomes insolvent or is generally unable to pay its debts as they mature or applies for or consents to or suffers the appointment of an administrator, liquidator, receiver or similar official of the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries or the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries or takes any proceeding, under any law for a readjustment or deferment of its obligations or any part of them for insolvency, bankruptcy, concurso mercantil, reorganization, dissolution or liquidation or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors or stops or threatens to cease to carry on its business or any substantial part of its business; or

(g) Winding-up:  an order is made or an effective resolution passed for winding up the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries; or

(h) Moratorium:  a general moratorium is agreed or declared in respect of any External Indebtedness of the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries; or

(i) Authorization and Consents:  any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under, the Securities of such series, this Indenture and the Guaranty Agreement in relation to the Securities of such series, (ii) to enable any of the Guarantors lawfully to enter into, perform and comply with its obligations under the Guaranty Agreement in relation to the Securities of such series and (iii) to ensure that those obligations are legally binding and enforceable, is not taken, fulfilled or done within 30 days of its being so required; or

(j) Illegality:  it is or becomes unlawful for (i) the Issuer to perform or comply with one or more of its obligations under any of the Securities of such series, this Indenture or the Guaranty Agreement with respect to the Securities of such series or (ii) the Guarantors or any of them to perform or comply with one or more of its obligations under the Guaranty Agreement with respect to the Securities of such series; or

(k) Control:  the Issuer shall cease to be a decentralized public entity of the Government or the Government shall otherwise cease to control the Issuer or any Guarantor; or the Issuer or any of the Guarantors shall be dissolved, disestablished or shall suspend its respective operations, and such dissolution, disestablishment or suspension of operations is material in relation to the business of the Issuer and the Guarantors taken as a whole; or the Issuer or any Guarantor shall cease to be the entities which have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production; or

(l) Disposals:

(i) the Issuer ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) other than (x) solely in connection with the implementation of the Petróleos Mexicanos Law or (y) to a Guarantor; or

(ii) any Guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) and such cessation, sale, transfer or other disposal is material in relation to the business of the Issuer and the Guarantors taken as a whole; or

(m) Analogous Events:  any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (d) to (g) above; or

(n) Guaranties:  the Guaranty Agreement is not (or is claimed by any of the Guarantors not to be) in full force and effect.

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to any series of Securities occurs and is continuing, then and in every such case the Trustee, if so requested in writing by the Holders of not less than 20% in principal amount of the Outstanding Securities of that series shall declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of, and accrued interest on, all the Securities of that series to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors, and upon any such declaration the same shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If the Securities of any series provide that an amount other than the face amount thereof will be payable upon the maturity thereof or a declaration of acceleration of the maturity thereof, then for purposes of this Section 5.02 the principal amount of such Securities shall be deemed to be such amount as shall be due and payable upon the acceleration of the maturity thereof, except as may otherwise be provided with respect to such Securities pursuant to Section 2.02, and payment of such amount, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Securities.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if

(1) default is made in the payment of any interest on any of the Securities of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any of the Securities of any series at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of such series, the whole amount then due and payable on all Securities of such series for principal and any premium and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in the Securities of such series, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable and duly documented costs and expenses of collection, including the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.  Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuer or any Guarantor (or any other obligor upon the Securities of any series), its property or its creditors, the Trustee shall be entitled and empowered (but not required), by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders of such Securities and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of such Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of such Securities, to pay to the Trustee any amount due it for the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of such Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the Guaranties or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of such Securities in any such proceeding.

Section 5.05.  Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06.  Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.07;

SECOND:  To the payment of the amounts then due and unpaid for principal of or interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD:  Any remaining amounts shall be repaid to the Issuer or, to the extent that such money was provided by a Guarantor, to such Guarantor, and its respective successors and assigns.

Section 5.07.  Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 20% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.08.  Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) (as such Security may be amended or modified pursuant to Section 9.02) and to institute suit for the enforcement of any such payment, and, except as provided in Section 9.02, such rights shall not be impaired without the consent of such Holder.

Section 5.09.  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.  Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.  Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.  Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, provided that a default

(1) in the payment of the principal of or premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof the modification of which would constitute a Reserved Matter,

may be waived only by a percentage of Holders of Outstanding Securities of such series that would be sufficient to effect a modification, amendment, supplement or waiver of such matter under Article Nine.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer.

Section 5.15.  Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 6.01.  Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and in the Trust Indenture Act.

Section 6.02.  Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, and if such default is actually known to a Responsible Officer of the Trustee, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided that except in the case of any default of the character specified in Section 5.01(a), the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided, further, that, in the case of any default of the character specified in Section 5.01(c), no such notice to Holders shall be given until after the grace period, if any, applicable to such default has run. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03.  Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee shall be entitled to receive (unless other evidence be herein specifically prescribed) and may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel of its own choosing and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document or to inquire into the compliance by the Issuer with the covenants in Article Ten, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it with the prior written consent of the Issuer and monitored with due care by it hereunder; provided that the Trustee shall be required to terminate any such agent if it has actual knowledge of any failure by such agent to perform its delegated duties;

(8) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

(9) the Trustee shall not be charged with knowledge of any default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such event or (b) a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer or a Holder;

(10) no permissive power or authority available to the Trustee shall be construed as a duty;

(11) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts;

(12) the Trustee shall have no obligation to invest in and reinvest any cash held in the absence of timely and specific written investment direction from the Issuer; in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon; and the Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction; and

(13) neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee’s gross negligence, bad faith, or willful misconduct. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.04.  Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

Section 6.05.  May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 6.07.  Compensation and Reimbursement.

The Issuer agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Issuer and the Trustee from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and duly documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and duly documented compensation and the reasonable and duly documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3) to indemnify the Trustee and its directors, officers, agents and employees for, and to hold it harmless against, any and all loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable and duly documented costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the benefit of the Holders of particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default as set forth in Sections 5.01(f), (g) or (h), such expenses (including the reasonable and duly documented fees and expenses of its counsel and agents) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditor’s rights generally. The compensation and indemnification obligations of the Issuer set forth in this Section shall survive the payment in full of all amounts due and owing hereunder and under the Securities, the termination and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Section 6.08.  Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.09.  Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S. $50,000,000 and is subject to supervision or examination by Federal, State or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.  Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time with respect to one or more series of Securities by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee with respect to any series of Securities may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Issuer.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.08 with respect to the Securities of any series after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any Holder of the Securities of any series, or

(3) the Trustee shall become incapable of acting with respect to the Securities of any series or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer may remove the Trustee with respect to the applicable series of Securities (or all series, if required), or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee with respect to the applicable series of Securities. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an Act of the Holders of a majority in principal amount of the Outstanding Securities of the applicable series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of the Securities of the applicable series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of the Securities of the applicable series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11.  Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all

Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver such authenticated Securities with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13.  Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Issuer or any Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or such Guarantor (or any such other obligor).

Section 6.14.  Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate the Securities of one or more series issued upon original issue and upon exchange, registration of transfer or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S. $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for the Securities of any series may resign at any time by giving written notice thereof to the Trustee and the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination of an Authenticating Agent for the Securities of any series, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent for the Securities of such series which shall be acceptable the Issuer and shall give written notice of such appointment to all Holders of the Securities of such series. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall not be entitled to be reimbursed for such payments unless the Issuer shall have agreed to do so in writing at the time the Authenticating Agent is appointed. Each Authenticating Agent shall be entitled to the benefit of indemnities and other protections in like manner and extent as the Trustee.

If an appointment is made pursuant to this Section for the Securities of any series, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities issued under the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By
as Authenticating Agent

By
Authorized Officer

Section 6.15.  USA Patriot Act.

The Trustee hereby notifies the Issuer and each Guarantor that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Issuer and the Guarantors, which information includes the names and addresses of the Issuer and the Guarantors and other information that will allow the Trustee to identify the Issuer and the Guarantors in accordance with the Act.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 7.01.  Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer shall furnish or cause to be furnished to the Trustee

(1) semi-annually, not more than 15 days after each June 1 and December 1, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar for the Securities of such series.

Section 7.02.  Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of each series contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of the Securities of each series received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of Holders of the Securities of each series to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03.  Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Issuer. The Issuer shall notify the Trustee when the Securities of any series are listed on any stock exchange.

Section 7.04.  Reports by Issuer.

The Issuer shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

The Issuer shall file with the Trustee copies of the annual reports, interim reports and other documents that the Issuer files with or furnishes to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto. If the Issuer is not subject to either Section 13(a) or 15(d) of the Exchange Act, then the Issuer shall file with the Trustee and the Commission such supplementary and periodic information, documents and reports required to be so filed according to the rules and regulations of the Commission promulgated pursuant to Section 13 of the Exchange Act.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Issuer and Guarantors May Consolidate, Etc., Only on Certain Terms.

The Issuer undertakes that the Issuer and the Guarantors will not consolidate with or merge into or convey, transfer or lease all or substantially all of their assets (taken as a whole) to, any Person, unless:

(a) the resulting, surviving or transferee Person (if not the Issuer or a Guarantor) is a Person organized and existing under the laws of Mexico or any state thereof who is either (i) a decentralized public entity of the Government or (ii) a Person controlled by the Government and the resulting, surviving or transferee Person shall (A) in the case of the consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of the Issuer, expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities of each series and the performance or observance of every covenant of this Indenture, the Securities of each series and any Registration Rights Agreements relating thereto on the part of the Issuer to be performed or observed or (B) in the case of the consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of a Guarantor, shall expressly assume, pursuant to documentation reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Guaranty Agreement;

(b) the resulting, surviving or transferee Person is not subject generally to the taxing jurisdiction of any territory or any authority of or in that jurisdiction having power to tax other than the taxing jurisdiction of Mexico or any authority of or in Mexico having power to tax; provided that the foregoing provisions do not apply to conveyances, transfers or leases of the assets of the Issuer and the Guarantors solely in connection with the implementation of the Petróleos Mexicanos Law; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture or other documentation, as the case may be, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02.  Successor Substituted.

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities of each series.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes (which purpose shall be confirmed to the Trustee in an Issuer Order or Opinion of Counsel):

(1) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants and obligations of the Issuer herein and in the Securities of all series;

(2) to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, expressly stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Issuer;

(3) to secure all or any series of Securities pursuant to the requirements of this Indenture or otherwise (and if less than all series of Securities are to be secured, expressly stating that such securing is solely for the benefit of such series);

(4) to cure any ambiguity or to cure, correct or supplement any defective provision herein or in the Securities of any series;

(5) to amend this Indenture or the Securities of any series in any manner that, as set forth in an Officer’s Certificate, will not adversely affect the interests of the Holders of any series of Securities in any material respect;

(6) to establish the form or terms of Securities of any series as permitted by Section 2.02 and Section 3.01;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee in accordance with Section 6.11;

(8) to evidence the succession of another Person to the Issuer in accordance with Section 8.01; or

(9) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act.

A supplemental indenture that changes or adds any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Section 9.02.  Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture (or modifying, amending, supplementing or waiving the terms and conditions of the Securities of a series) or of modifying, amending, supplementing or waiving in any manner the rights of the Holders of Securities of such series under this Indenture; provided that

(1) no such supplemental indenture shall, without the consent of the Holders of not less than 75% in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Issuer and the Trustee, effect a modification, amendment, supplement or waiver that constitutes a Reserved Matter set forth in clauses (9) through (13) below, and

(2) no such supplemental indenture shall, without the consent of each Holder of Outstanding Securities affected thereby, effect a modification, amendment, supplement or waiver that constitutes a Reserved Matter set forth in clauses (1) through (8) below, unless such supplemental indenture is sought in connection with a General Restructuring (as defined below) by Mexico, in which case such supplemental indenture may be entered into with the consent of the Holders of not less than 75% in aggregate principal amount of Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Issuer and the Trustee.

With respect to the Securities of any series, a “Reserved Matter” means any action that would:

(1) change the Stated Maturity of the principal of, premium (if any) or any installment of interest on, such Security,

(2) reduce the principal or face amount thereof, the portion of such principal or face amount that is payable upon acceleration of the maturity of such Security, the rate of interest thereon or the premium (if any) payable upon redemption of such Security,

(3) shorten the period during which the Issuer is not permitted to redeem such Security (except as permitted by Section 11.04), or permit the Issuer to redeem such Security prior to Maturity if, prior to such action, the Issuer is not permitted to do so (except as permitted by Section 11.04),

(4) except as permitted by the terms of such Security, change the coin or currency in which, or the required places at which, any principal of such Security or premium or interest thereon is payable,

(5) modify the Guaranty Agreement in any manner adverse to the Holder of such Security,

(6) change the obligation of the Issuer or any Guarantor to pay Additional Amounts with respect to such Security,

(7) reduce the percentage of the principal amount of the Securities of such series the vote or consent of the Holders of which is necessary to modify, amend or supplement the Indenture or the Securities of such series or the related Guaranties, or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided herein or therein to be made, taken or given,

(8) modify any of the provisions of this Section 9.02, Section 5.13, Section 10.07 or Section 12.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby,

(9) change Section 1.12 with respect to this Indenture, the Guaranty Agreement or the Securities of such series,

(10) change the courts to the jurisdiction of which the Issuer has submitted, the Issuer’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, The City of New York, as set forth in Section 1.13 hereof, or the Issuer’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities of such Series, as set forth in Section 1.13 hereof,

(11) in connection with an exchange offer for the Securities of such series, amend any Event of Default,

(12) change the ranking of the Securities of such series, as set forth in the terms of the Securities of such series, or

(13) change the definition of “Outstanding” with respect to the Securities of such series.

“General Restructuring” shall mean a request by Mexico to effect one or more Mexico Reserved Matter Amendments to, or one or more Mexico Exchange Offers for, either (i) at least 75% of the aggregate principal amount of outstanding Mexico External Market Debt that will become due and payable within a period of five years following such request or exchange offer or (ii) at least 50% of the aggregate principal amount of Mexico External Market Debt outstanding at the time of such request or exchange offer, in each case as certified by the Issuer to the Trustee in an Officer’s Certificate. For the avoidance of doubt, the principal amount of Mexico External Market Debt that is the subject of a Mexico Reserved Matter Amendment shall be added to the principal amount of Mexico External Market Debt that is the subject of a substantially contemporaneous Mexico Exchange Offer for the purposes of determining the existence of a General Restructuring.

“Mexico Reserved Matter Amendment” means any modification, amendment or supplement to, or waiver of, a term or condition of any Mexico External Market Debt that would, if made to a term or condition of any Securities issued hereunder, constitute a Reserved Matter (as certified by the Issuer to the Trustee in an Officer’s Certificate).

“Mexico Exchange Offer” means an exchange offer by Mexico pursuant to which one or more series of its outstanding debt securities may be exchanged for one or more series of newly issued debt securities having different terms or conditions, which different terms or conditions, if effected by means of a modification, amendment or supplement to, or waiver of, the terms or conditions of such outstanding debt securities, would have constituted a Mexico Reserved Matter Amendment (as certified by the Issuer to the Trustee in an Officer’s Certificate).

“Mexico External Market Debt” means Indebtedness of the Government (including debt securities issued by the Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such Indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies or other international or governmental institutions.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer, and upon the filing with the Trustee of evidence of the consent of the Holders of Securities of such series and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obliged to, enter into such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall, or shall direct the Trustee to, give notice thereof to the Holders of the Securities of such series setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer or Trustee, as the case may be, to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03.  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

Section 9.04.  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of the series affected by such supplemental indenture theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.  Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act (which requirements will be deemed to reflect any exemption(s) granted by the Commission).

Section 9.06.  Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Section 10.01.  Payment of Principal and Interest.

The Issuer covenants and agrees for the benefit of each series of Securities that it shall duly and punctually pay the principal of and any premium and interest on the Securities of such series in accordance with the terms of the Securities of such series and this Indenture.

Section 10.02.  Maintenance of Office or Agency.

The Issuer shall maintain in the Borough of Manhattan, The City of New York, New York for each series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities of each series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York for such purposes; and provided, further, that, so long as the Securities of any series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall maintain a Paying Agent in Luxembourg and an office or agency in Luxembourg where Securities of that series may be surrendered for registration of transfer or exchange. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.  Money for Security Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of or interest on any of the Securities of any series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it shall, prior to each due date of the principal of or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.

The Issuer shall cause each Paying Agent for any series of Securities other than the Trustee or an Affiliate of the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of Securities of that series.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect thereto, and all liability of the Issuer as trustee thereof, shall thereupon cease. Unless otherwise provided by applicable law, the right to receive payment of principal of any Security (whether at Maturity or otherwise) or interest thereon will become void at the end of five years after the due date thereof.

Section 10.04.  Compliance Certificate.

The Issuer shall deliver to the Trustee, within 180 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which the signer thereof may have knowledge.

Section 10.05.  Provision of Financial Information.

For as long as any Securities of any series remain Outstanding, the Issuer shall furnish to any Holder of a Security or a beneficial interest in a Global Security of such series, or to any prospective purchaser designated by such Holder, upon request of such Holder, financial and other information described in paragraph (d) (4) of Rule 144A (including any successor provision) with respect to the Issuer and its Subsidiaries to the extent required in order to permit such Holder to comply with Rule 144A (including any successor provision) with respect to any resale of such Security or beneficial interest.

Section 10.06.  Limitation on Liens.

For so long as any Security of any series remains outstanding, the Issuer will not create or permit to subsist, and will not permit its Subsidiaries or the Guarantors or any of their respective Subsidiaries to create or permit to subsist, any Security Interest upon the whole or any part of its or their crude oil or receivables in respect of crude oil to secure (a) any of its or their Public External Indebtedness; (b) any of its or their Guarantees in respect of Public External Indebtedness; or (c) the Public External Indebtedness or Guarantees in respect of Public External Indebtedness of any other Person, without at the same time or prior thereto securing the Securities of all series equally and ratably therewith or providing such other Security Interest for the Securities of all series as shall be approved by the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities of all such series; provided that the Issuer and its Subsidiaries, and the Guarantors and their respective Subsidiaries, may create or permit to subsist a Security Interest upon its or their receivables in respect of crude oil if (i) on the date of creation of such Security Interest the aggregate of (A) the amount of principal and interest payments secured by Oil Receivables due during such calendar year in respect of Receivables Financings entered into on or before such date, (B) the total amount of revenues during such calendar year from the sale of crude oil or gas transferred, sold, assigned or otherwise disposed of in Forward Sales (other than Governmental Forward Sales) entered into on or before such date and (C) the total amount of payments of the purchase price of crude oil, gas or Petroleum Products foregone during such calendar year as a result of all Advance Payment Arrangements entered into on or before such date, shall not exceed in such calendar year U.S. $4,000,000,000 (or its equivalent in other currencies) less the amount of Governmental Forward Sales during that calendar year, (ii) the aggregate amount outstanding in all currencies at any one time under all Receivables Financings, Forward Sales (other than Governmental Forward Sales) and Advance Payment Arrangements shall not exceed U.S. $12,000,000,000 (or its equivalent in other currencies) and (iii) the Issuer has given a certificate to the Trustee certifying that on the date of creation of such Security Interest there is no default under any Financing Document resulting from a failure to pay principal or interest.

Section 10.07.  Waiver of Certain Covenants.

The Issuer may omit in any particular instance to comply with any covenant or condition set forth in Section 10.06 with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least 66 2/3% in principal amount of the Securities of such series at the time Outstanding, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION AND PURCHASE OF SECURITIES AND SINKING FUNDS

Section 11.01.  Applicability of Article to Redemptions.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article Eleven.

Section 11.02.  Election to Redeem; Notice to Trustee.

If the Issuer shall desire to exercise the right to redeem all or any part of the Securities of any series, the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee, in writing, of such Redemption Date and of the principal or face amount of the Securities of such series to be redeemed. If the Securities of such series may be originally issued from time to time with varying terms, the Issuer shall also notify the Trustee, in writing, of the particular terms or designation of the Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 11.03.  Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series (or, in the case of Securities of a series that may be originally issued from time to time with varying terms, from among the Securities of such series having the same original issue date and terms) not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof) of the principal or face amount of Securities of such series.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal or face amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal or face amount of such Securities which has been or is to be redeemed.

Section 11.04.  Right of Redemption for Tax Reasons; Election to Redeem.

In addition to any redemption provisions that may be specified as contemplated by Section 2.02 with respect to the Securities of any series, each series of Securities is subject to redemption upon not less than 30 and not more than 60 days notice, at any time, as a whole but not in part, at the election of the Issuer, at a price equal to the sum of (a) 100% of the principal amount of the Securities of such series being redeemed, (b) accrued and unpaid interest thereon up to but not including the date fixed for redemption and (c) any Additional Amounts which would otherwise be payable, if (i) the Issuer certifies to the Trustee immediately prior to the giving of such notice that the Issuer or a Guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts that it would be obligated to pay if payments (including payments of interest) on such Securities or the Guaranties of such Securities were subject to withholding or deduction of Mexican Withholding Taxes at the rate of 10% as a result of any change in, amendment to, or lapse of, the laws, regulations or rulings of Mexico or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of issuance of such series of Securities and (ii) prior to the publication of any notice of redemption, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that the obligation referred to in clause (i) above cannot be avoided by the Issuer or such Guarantor taking reasonable measures available to it, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in clause (i) above in which event it shall be conclusive and binding on the Holders of the Securities of such series; provided that (1) no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor would be obligated but for such redemption to pay such Additional Amounts were a payment in respect of the Securities of such series then due, and (2) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

Section 11.05.  Notice of Redemption.

Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of the Securities of any series to be redeemed in accordance with Section 1.06.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price or the manner in which the Redemption Price is to be determined;

(3) (a) that the Securities of such series are being redeemed at the option of the Issuer pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing the terms of such Securities if such is the case, together with a summary of the facts permitting such redemption; or (b) that the Securities of such series are being redeemed at the option of the Issuer pursuant to Section 11.04;

(4) that on the Redemption Date, the Redemption Price will become due and payable with respect to each Security of the series to be redeemed and that interest thereon will cease to accrue on and after said date;

(5) the place or places where the Securities of such series are to be surrendered for payment of the Redemption Price;

(6) the CUSIP and ISIN numbers of the series of Securities to be redeemed;

(7) if less than all the Securities of any series are to be redeemed, the identification of the particular Securities of such series to be redeemed and the portion of the principal or face amount thereof to be redeemed; and

(8) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of a series of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer and shall be irrevocable.

Section 11.06.  Deposit of Redemption Price.

On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of all the Securities of the series which is to be redeemed on that date.

Section 11.07.  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of the Securities of such series, or one or more Predecessor Securities of such Securities, registered as such at the close of business on the relevant Record Dates, in the case of Registered Securities, or in possession of such Securities or Predecessor Securities at the close of business on the relevant Record Dates, in the case of Bearer Securities, according to their terms and the provisions of Section 3.07.

If any Security of any series called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 11.08.  Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Issuer, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and of any authorized denomination, as requested by such Holder, in aggregate principal or face amount equal to and in exchange for the unredeemed portion of the principal or face amount of the Security so surrendered or, in the case of Securities providing appropriate space for notation, at the option of the Holder, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

Section 11.09.  Purchase of Securities by the Issuer.

The Issuer or any Guarantor may at any time purchase any Securities of any series at any price in the open market, in privately negotiated transactions or otherwise. All Securities which are purchased by or on behalf of the Issuer or any Guarantor shall be surrendered to the Trustee for cancellation.

Section 11.10.  Applicability of Article to Sinking Funds.

The compliance by the Issuer with any sinking fund provisions included in the Securities of any series shall be in accordance with such provisions and this Article Eleven, except as otherwise specified as contemplated by Section 2.02 for the Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.11. Each sinking fund payment shall be applied to the redemption of the Securities of any series as provided for by the terms of the Securities of such series.

Section 11.11.  Satisfaction of Sinking Fund Payments.

The Issuer (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 11.12.  Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such series pursuant to the terms of such series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 11.11 and whether the Issuer intends to exercise its right to make a permitted optional sinking fund payment with respect to such series and will also deliver to the Trustee any Securities to be so delivered and credited. Such certificate shall be irrevocable and upon its delivery the Issuer shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next sinking fund payment date. In the case of the failure of the Issuer to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 11.11 and without the right to make any optional sinking fund payment, if any, with respect to such series. Not less than 30 days before each sinking fund payment date the Trustee shall select the Securities to be redeemed on such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.05. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06, 11.07 and 11.08.

Prior to any sinking fund payment date, the Issuer shall pay to the Trustee or a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 11.12.

ARTICLE TWELVE

MEETINGS OF HOLDERS OF SECURITIES

Section 12.01.  Purposes for Which Meetings May Be Called.

A meeting of Holders of the Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver, amendment, modification, supplement or other Act provided by this Indenture or the Securities of such series to be made, given or taken by the Holders of the Securities of such series.

Section 12.02.  Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of the Securities of any series for any purpose specified in Section 12.01, to be held at such time and at such place in The City of New York as the Trustee shall determine.

(b) The Issuer or the Holders of at least 10% in principal amount of the Outstanding Securities of any series may request the Trustee to call a meeting of the Holders of such Securities of such series for any purpose specified in Section 12.01 by giving written request to the Trustee setting forth in reasonable detail the action proposed to be taken at the meeting.

(c) Notice of every meeting of Holders of the Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to such Holders and the Issuer in the manner provided in Section 1.06 and Section 1.05, respectively, not less than 30 and not more than 60 days prior to the date fixed for the meeting. If the Trustee shall not have sent notice of a meeting requested pursuant to Section 12.02(b) within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of the Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in this paragraph (c).

Section 12.03.  Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of the Securities of any series, a Person shall be (a) a Holder of one or more Outstanding Securities of such series, or (b) a person duly appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 12.04.  Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of any series with respect to the proof of the holding of Securities of such series and of the appointment of proxies and with respect to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 3.09 and the appointment of any proxy shall be proved in the manner specified in Section 1.04(b). Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04(b) or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of the Securities of such series as provided in Section 12.02(b), in which case the Issuer, or the Holders of the Securities of such series, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of any series or proxy shall be entitled to one vote for each U.S. $1,000 (or if the Securities of such series are denominated in a Foreign Currency or currency unit, 1,000 units of such other currency, composite currency or other currency unit) principal amount of the Outstanding Securities of such series held or represented by such Holder; provided that no vote shall be cast or counted at any meeting in respect of any Security of such series challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Securities of such series or proxy.

Section 12.05.  Quorum.

At any meeting of Holders of the Securities of any series (other than a meeting held to discuss a Reserved Matter), the presence of Persons holding or representing a majority of the aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum. At any meeting of Holders held to discuss a Reserved Matter, the presence of Persons holding or representing 75% of the aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum; provided that, at any meeting of Holders held to discuss a Reserved Matter which would require the consent of each Holder of Outstanding Securities affected thereby under Section 9.02, the presence of Persons holding or representing 100% of the aggregate principal amount of such Outstanding Securities shall constitute a quorum. Any meeting of such Holders duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority of the aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 12.06.  Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of such Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.02. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.07.  Revocation by Holders.

At any time prior to (but not after) the evidencing to the Trustee, in the manner provided in Section 1.04, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any series specified in this Indenture in connection with such action, any Holder of a Security of such series the serial number of which is included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided in Section 1.04, revoke such consent so far as concerns such Security. Except as aforesaid any such consent given by the Holder of any Security of such series shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security of such series issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of such series specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities of such series.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

PETRÓLEOS MEXICANOS

By:
Name:     Mauricio Alazraki Pfeffer

Title:	Managing Director of Finance
and Treasury

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By:
Name:

Title:

By:
Name:

Title:

EXHIBIT A

FORM OF REGISTERED NOTE

The issue of this Note was approved by the Ministry of Finance and Public Credit of Mexico on [insert date] pursuant to Official Communication No.           and has been given Registration No.           .

[Include if Note is a U.S. Global Security — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] (AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], HAS AN INTEREST HEREIN.

THIS NOTE IS A U.S. GLOBAL SECURITY [AND A [REGULATION S GLOBAL SECURITY] [RESTRICTED GLOBAL SECURITY]]WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 3.05(a) OF THE INDENTURE [Include if Note is an Initial Security —, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.05(b) OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 3.05(b) OF THE INDENTURE.]]

[Include unless Note (or its predecessor) was originally sold outside the United States pursuant to Regulation S under the Securities Act, the Note is an Exchange Security or, pursuant to Section 3.05(c) of the Indenture, the Issuer determines that the legend may be removed — THIS NOTE AND THE GUARANTIES IN RESPECT HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. EACH HOLDER OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR OF SUCH BENEFICIAL INTEREST, AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED THIS NOTE, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS NOTE), ONLY (1) TO THE ISSUER OR A GUARANTOR, (2) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR

(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND SUBJECT, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (4), TO THE ISSUER’S AND THE TRUSTEE’S RIGHT TO REQUIRE THE DELIVERY OF A CERTIFICATE OR AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM.

THIS LEGEND (OTHER THAN THE FIRST PARAGRAPH HEREOF [AND THE NEXT SUCCEEDING PARAGRAPH]) SHALL BE DEEMED REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE.

[Include if Note (or its predecessor) was originally sold outside the United States pursuant to Regulation S under the Securities Act unless the Note is an Exchange Security or, pursuant to Section 3.05(c) of the Indenture, the Issuer determines that the legend may be removed) — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]

[Include if Note is Original Issue Discount Note — THIS OBLIGATION WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS THAT TERM IS DEFINED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS NOTE SHOULD CONTACT            AT [trustee], [address], TO OBTAIN THE INFORMATION REQUIRED TO BE MADE AVAILABLE TO THE HOLDER UNDER UNITED STATES TREASURY REGULATIONS SECTION 1.1275-3(b)(1)(ii).]

PETRÓLEOS MEXICANOS
(A Decentralized Public Entity of the
Federal Government of the United Mexican States)

MEDIUM-TERM NOTES, SERIES C

Due 1 Year or More from Date of Issue

Jointly and Severally Guaranteed by
PEMEX-EXPLORACIÓN Y PRODUCCIÓN
PEMEX-REFINACIÓN AND
PEMEX-GAS Y PETROQUÍMICA BÁSICA

[Aggregate principal amount of Issue]
[Title of Notes]

REGISTERED
NO. R-

The following summary of terms is subject to the information set forth on the reverse hereof and Schedule I hereto.

PRINCIPAL AMOUNT:		[ORIGINAL ISSUE DISCOUNT NOTE:
SPECIFIED CURRENCY:		If applicable, the following will be completed solely for the purpose of applying the United States federal income tax original issue discount (“OID”) rules:

STATED MATURITY: ISSUE DATE:		THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX RULES GOVERNING DEBT INSTRUMENTS ISSUED WITH ORIGINAL DISCOUNT TO THIS NOTE
CUSIP NO.:	[*]
ISSUE PRICE:
TOTAL AMOUNT OF OID:

*	[If Note is a Restricted Global Note, insert — At such time as the Issuer notifies the Trustee to remove the legend (other than the first [and last] paragraph[s] thereof) pursuant to Section 3.05(d) of the Indenture, the CUSIP number of this Note shall be deemed to be CUSIP No. [insert CUSIP number of Regulation S Global Note].

YIELD TO MATURITY:

METHOD USED TO DETERMINE YIELD:

INITIAL ACCRUAL PERIOD OID:]

Petróleos Mexicanos (herein called “Petróleos Mexicanos” or the “Issuer,” which terms include any successor entity under the Indenture hereinafter referred to), a decentralized public entity of the Federal Government (the “Mexican Government”) of the United Mexican States (“Mexico”), for value received, hereby promises, in accordance with and subject to the provisions set forth on the face and reverse hereof and in the Final Terms dated [date] relating to the Notes (the “Final Terms”) attached hereto as Schedule I, to pay to            or registered assigns, at the Stated Maturity specified above or on such earlier date as the same may become payable in accordance with the terms hereof, the principal amount specified above in the Specified Currency specified above or such other redemption amount as may be specified herein [If the Note is to bear interest prior to maturity, insert — , and to pay in arrears on the dates specified herein interest on such principal amount at the rate or rates [specified herein] [determined in accordance with the provisions hereinafter set forth], until the principal amount hereof is paid or made available for payment] [If the Note is not to bear interest prior to maturity, insert —. The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Stated Maturity and in such case the overdue principal of (and overdue premium, if any, on) this Note shall bear interest at the rate of       % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal (or premium, if any) shall be payable on demand.]

[Include if Note is an Initial Security and entitled to Registration Rights —

The Issuer agrees to pay Additional Interest, if any, on the principal amount of this Note as and to the extent set forth in the exchange and registration rights agreement, dated [ • ] (the “Registration Rights Agreement”), between the Issuer and the purchasers named therein (the “Purchasers”). In addition to the rights provided for herein, the Holder of this Note is entitled to the benefits of, and is bound by, the Registration Rights Agreement. Any reference herein or in the Indenture to interest on this Note shall be deemed also to refer to any Additional Interest (as defined in the Registration Rights Agreement) which may be payable on this Note under the undertakings referred to therein.

Any accrued and unpaid interest on this Note shall cease to be payable to the Holder hereof upon the issuance of an Exchange Note (as defined in the Registration Rights Agreement) in exchange for this Note, but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the applicable Regular Record Date (as defined on the reverse hereof).]

Unless defined herein, capitalized terms used herein shall have the meanings assigned to them on the reverse hereof, in the Final Terms and in the indenture dated as of January [ • ], 2009 (the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which expression shall include any successor to Deutsche Bank Trust Company Americas, in its capacity as such).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: [Date of Issue]

PETRÓLEOS MEXICANOS

By:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the series of Securities designated herein issued under the within-mentioned Indenture.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
[Authorized Signatory]

EXHIBIT B

FORM OF DEFINITIVE BEARER NOTE

Series

[Denomination]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

The issue of this Note was approved by the Ministry of Finance and Public Credit of Mexico on [insert date] pursuant to Official Communication No.           and has been given Registration No.           .

PETRÓLEOS MEXICANOS
(A Decentralized Public Entity of the
Federal Government of the United Mexican States)

MEDIUM-TERM NOTES, SERIES C

Due 1 Year or More from Date of Issue

Jointly and Severally Guaranteed by
PEMEX-EXPLORACIÓN Y PRODUCCIÓN
PEMEX-REFINACIÓN AND
PEMEX-GAS Y PETROQUÍMICA BÁSICA

[Aggregate principal amount of Issue]
[Title of Notes]

BEARER
NO.
ISIN:

PRINCIPAL AMOUNT:

SPECIFIED CURRENCY:

STATED MATURITY:

ISSUE DATE:

This Note is issued in respect of an issue of [aggregate principal amount of issue] in aggregate principal amount of [title of Notes] (the “Notes”) by Petróleos Mexicanos (“Petróleos Mexicanos” or the “Issuer,” which terms include any successor entity under the Indenture hereinafter referred to), a decentralized public entity of the Federal Government (the “Mexican Government”) of the United Mexican States (“Mexico”), of the series indicated in the Final Terms dated [date] relating to the Notes (the “Final Terms”) attached hereto as Schedule I and hereby incorporated herein. In the event of any conflict between the provisions stated on the face or the reverse hereof, on the one hand, and the terms and conditions set forth in the Final Terms, on the other, the terms and conditions in the Final Terms will prevail.

The Issuer, for value received, promises, in accordance with and subject to the provisions set forth on the face and reverse hereof and in the Final Terms, to pay to the bearer upon surrender hereof at the specified office of any of the Paying Agents set forth on the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance hereof) at the Stated Maturity set forth above or on such earlier date as the same may become payable in accordance with the terms hereof or of the Final Terms the principal amount specified above in the Specified Currency specified above or such other redemption amount as may be specified herein or therein [If the Note is to bear interest prior to maturity, insert —, and to pay in arrears on the dates specified herein interest on such principal amount at the rate or rates [specified herein] [determined in accordance with the provisions hereinafter set forth], until the principal amount hereof is paid or made available for payment] [If the Note is not to bear interest prior to maturity, insert —. The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Stated Maturity and in such case the overdue principal of (and overdue premium, if any, on) this Note shall bear interest at the rate of       % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal (or premium, if any) shall be payable on demand.]

Unless defined herein, capitalized terms used herein shall have the meanings assigned to them on the reverse hereof, in the Final Terms and in the indenture dated as of January [ • ], 2009 (the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which expression shall include any successor to Deutsche Bank Trust Company Americas, in its capacity as such).

Neither this Note nor any of the interest coupons appertaining hereto shall be valid for any purpose until this Note has been authenticated for and on behalf of Deutsche Bank Trust Company Americas, as Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: [Date of Issue]

PETRÓLEOS MEXICANOS

By:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the series of Securities designated herein issued under the within-mentioned Indenture.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
[Authorized Signatory]

[On the reverse of the Notes:]

[Text of Reverse of Notes to be Copied from Exhibit E]

PAYING AGENTS AND TRANSFER AGENTS

[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]Luxembourg	London [ ], England

SCHEDULE OF EXCHANGES OF PORTIONS OF THE NOTE

The following exchanges of a part of this Note have been made:

	Part of Principal	Remaining Principal	Notation Made
	Amount of this	Amount of this Note	by or on Behalf
Date Exchange Made	Note Exchanged	Following Such Exchange	of the Issuer

[Attached to the Notes (interest-bearing, fixed rate and having Coupons):]

PETRÓLEOS MEXICANOS
(A Decentralized Public Entity of the
Federal Government of the United Mexican States)

MEDIUM-TERM NOTES, SERIES C

Due 1 Year or More from Date of Issue

Jointly and Severally Guaranteed by
PEMEX-EXPLORACIÓN Y PRODUCCIÓN
PEMEX-REFINACIÓN AND
PEMEX-GAS Y PETROQUÍMICA BÁSICA

[Amount and title of Notes]

Coupon for [          ] due on [          ]

Such amount is payable (subject to the provisions set forth in the Note to which this Coupon appertains and the Final Terms referred to therein, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) against surrender of this Coupon at the specified office of any of the Paying Agents set forth on the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such provisions).

The Note to which this Coupon appertains may, in certain circumstances specified in such Terms and Conditions, fall due for redemption before the due date in relation to this Coupon.

In such event, this Coupon will become void and no payment will be made in respect hereof.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Attached to the Notes (interest-bearing, floating rate and having Coupons):]

PETRÓLEOS MEXICANOS
(A Decentralized Public Entity of the
Federal Government of the United Mexican States)

MEDIUM-TERM NOTES, SERIES C

Due 1 Year or More from Date of Issue

Jointly and Severally Guaranteed by
PEMEX-EXPLORACIÓN Y PRODUCCIÓN
PEMEX-REFINACIÓN AND
PEMEX-GAS Y PETROQUÍMICA BÁSICA

[Amount and title of Notes]

Coupon for the amount of interest due on Interest Payment Date falling on [          ]

Such amount is payable (subject to the provisions set forth in the Note to which this Coupon appertains and the Final Terms referred to therein, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) against surrender of this Coupon at the specified office of any of the Paying Agents set forth on the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such provisions).

The Note to which this Coupon appertains may, in certain circumstances specified in such Terms and Conditions, fall due for redemption before the due date in relation to this Coupon.

In such event, this Coupon will become void and no payment will be made in respect hereof.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[On the reverse of each Coupon:]

PAYING AGENTS AND TRANSFER AGENTS

[                         ]
[                         ]
[                         ]
[               ] Luxembourg
[                         ]
[                         ]
[                         ]
London [          ], England

EXHIBIT C

FORM OF TEMPORARY GLOBAL BEARER NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

The issue of this Note was approved by the Ministry of Finance and Public Credit of Mexico on [insert date] pursuant to Official Communication No.         and has been given Registration No.        .

THIS NOTE IS A TEMPORARY GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR A PERMANENT GLOBAL BEARER NOTE OR DEFINITIVE BEARER NOTES WITH COUPONS, AS SPECIFIED IN THE FINAL TERMS REFERRED TO HEREIN. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL BEARER NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

PETRÓLEOS MEXICANOS
(A Decentralized Public Entity of the
Federal Government of the United Mexican States)

MEDIUM-TERM NOTES, SERIES C

Due 1 Year or More from Date of Issue

Jointly and Severally Guaranteed by
PEMEX-EXPLORACIÓN Y PRODUCCIÓN
PEMEX-REFINACIÓN AND
PEMEX-GAS Y PETROQUÍMICA BÁSICA

TEMPORARY GLOBAL BEARER NOTE

representing up to

[Aggregate principal amount of Issue]

[Title of Notes]

BEARER

NO. T-

ISIN:

PRINCIPAL AMOUNT:

SPECIFIED CURRENCY:

STATED MATURITY:

ISSUE DATE:

This Temporary Global Bearer Note is issued in respect of an issue of [aggregate principal amount of issue] in aggregate principal amount of [title of Notes] (the “Notes”) by Petróleos Mexicanos (“Petróleos Mexicanos” or the “Issuer,” which terms include any successor entity under the Indenture hereinafter referred

to), a decentralized public entity of the Federal Government (the “Mexican Government”) of the United Mexican States (“Mexico”), of the series indicated in the Final Terms dated [date] relating to the Notes (the “Final Terms”) attached hereto as Schedule II and hereby incorporated herein by reference. In the event of any conflict between the provisions set forth on the face and reverse hereof, on the one hand, and the terms and conditions set forth in the Final Terms, on the other, the terms and conditions in the Final Terms will prevail.

The Issuer, for value received, promises, in accordance with and subject to the provisions set forth on the face and reverse hereof and in the Final Terms, to pay to the bearer upon surrender hereof at the Stated Maturity set forth above or on such earlier date as the same may become payable in accordance with the terms hereof or of the Final Terms the principal amount specified above in the Specified Currency specified above or such other redemption amount as may be specified herein or therein [If the Note is to bear interest prior to maturity, insert —, and to pay in arrears on the dates specified herein interest on such principal amount at the rate or rates [specified herein] [determined in accordance with the provisions hereinafter set forth], until the principal amount hereof is paid or made available for payment] [If the Note is not to bear interest prior to maturity, insert —. The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Stated Maturity and in such case the overdue principal of (and overdue premium, if any, on) this Note shall bear interest at the rate of       % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal (or premium, if any) shall be payable on demand.]

Unless defined herein, capitalized terms used herein shall have the meanings assigned to them on the reverse hereof, in the Final Terms and in the indenture dated as of January [ • ], 2009 (the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which expression shall include any successor to Deutsche Bank Trust Company Americas, in its capacity as such).

This Temporary Global Bearer Note is exchangeable in whole or in part for interests in a Permanent Global Bearer Note or definitive Bearer Notes, as specified in the Final Terms. Such exchange will be made only on or after the 40th day (the “Exchange Date”) after the Issue Date as specified above of the Notes and upon presentation or surrender of this Temporary Global Bearer Note to the Trustee in London at its specified office in relation to the Notes and upon and to the extent of delivery to the Trustee in London of certification, in the form required by the Indenture for such purpose, that the beneficial owner or owners of this Temporary Global Bearer Note (or, if such exchange is only for a part of this Temporary Global Bearer Note, of such part) are not U.S. persons other than certain financial institutions. Bearer Notes to be delivered in exchange for any part of this Temporary Global Bearer Note shall be delivered only outside the United States. Upon any exchange of a part of this Temporary Global Bearer Note for definitive Notes or interests in a Permanent Global Bearer Note, the portion of the principal amount hereof so exchanged shall be endorsed by the Trustee on Schedule I hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

Payments of interest on the Notes will only be made after exchange of interests in this Temporary Global Bearer Note for interests in such Permanent Global Bearer Note or definitive Bearer Notes, as the case may be.

On any occasion on which a payment of principal or redemption amount is made in respect of this Temporary Global Bearer Note or on which this Temporary Global Bearer Note is exchanged in whole or in part as aforesaid or on which Notes represented by this Temporary Global Bearer Note are to be canceled, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such payment or exchange is made (or, in the case of a partial payment, the corresponding part thereof) or which are to be canceled and (ii) the remaining principal amount of this Temporary Global Bearer Note (which shall be the previous principal amount hereof less the amount referred to in clause (i) above) are noted on Schedule I hereto, whereupon the principal amount of this Temporary Global Bearer Note shall for all purposes be as most recently so noted.

Until this Temporary Global Bearer Note is exchanged in full for a Permanent Global Bearer Note or definitive Bearer Notes, this Temporary Global Bearer Note shall, except as provided above, be entitled to the same benefits hereunder and under the Indenture as definitive Bearer Notes.

This Temporary Global Bearer Note shall not be valid for any purpose until authenticated for and on behalf of the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Temporary Global Bearer Note to be duly executed.

Dated: [Date of Issue]

PETRÓLEOS MEXICANOS By: Title:

CERTIFICATE OF AUTHENTICATION

This is one of the series of Securities designated herein issued under the within-mentioned Indenture.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: [Authorized Signatory]

SCHEDULE I

SCHEDULE OF EXCHANGES OF
PORTIONS OF THE TEMPORARY GLOBAL BEARER NOTE

The following exchanges of a part of this Temporary Global Bearer Note have been made:

	Part of Principal	Remaining Principal	Notation Made
	Amount of This	Amount of This Global Note	by or on Behalf
Date Exchange Made	Global Note Exchanged	Following Such Exchange	of the Issuer

SCHEDULE II

[Final Terms to be Attached Here]

EXHIBIT D

FORM OF PERMANENT GLOBAL BEARER NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

The issue of this Note was approved by the Ministry of Finance and Public Credit of Mexico on [insert date] pursuant to Official Communication No.            and has been given Registration No.           .

THIS NOTE IS A PERMANENT GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE IN CERTAIN CIRCUMSTANCES FOR NOTES IN ANOTHER FORM WITH COUPONS. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR NOTES IN ANOTHER FORM ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

PETRÓLEOS MEXICANOS
(A Decentralized Public Entity of the
Federal Government of the United Mexican States)

MEDIUM-TERM NOTES, SERIES C

Due 1 Year or More from Date of Issue

Jointly and Severally Guaranteed by
PEMEX-EXPLORACIÓN Y PRODUCCIÓN
PEMEX-REFINACIÓN AND
PEMEX-GAS Y PETROQUÍMICA BÁSICA

PERMANENT GLOBAL BEARER NOTE

representing up to

[Aggregate principal amount of Issue]

[Title of Notes]

BEARER
NO. P-
ISIN:
PRINCIPAL AMOUNT:
SPECIFIED CURRENCY:
STATED MATURITY:
ISSUE DATE:

This Permanent Global Bearer Note is issued in respect of an issue of [aggregate principal amount of issue] in aggregate principal amount of [title of Notes] (the “Notes”) by Petróleos Mexicanos (“Petróleos Mexicanos” or the “Issuer,” which terms include any successor entity under the Indenture hereinafter referred to), a decentralized public entity of the Federal Government (the “Mexican Government”) of the United Mexican States (“Mexico”), of the series indicated in the Final Terms dated [date] relating to the Notes (the “Final Terms”) attached hereto as Schedule II and hereby incorporated herein by reference. In the event of any conflict between the provisions set forth on the face and reverse hereof, on the one hand, and the terms and conditions set forth in the Final Terms, on the other, the terms and conditions in the Final Terms will prevail.

The Issuer, for value received, promises, in accordance with and subject to the provisions set forth on the face and reverse hereof and in the Final Terms, to pay to the bearer upon surrender hereof at the Stated Maturity set forth above or on such earlier date as the same may become payable in accordance with the terms hereof or of the Final Terms the principal amount specified above in the Specified Currency specified above or such other redemption amount as may be specified herein or therein [If the Note is to bear interest prior to maturity, insert —, and to pay in arrears on the dates specified herein interest on such principal amount at the rate or rates [specified herein] [determined in accordance with the provisions hereinafter set forth], until the principal amount hereof is paid or made available for payment] [If the Note is not to bear interest prior to maturity, insert —. The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Stated Maturity and in such case the overdue principal of (and overdue premium, if any, on) this Note shall bear interest at the rate of       % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal (or premium, if any) shall be payable on demand.]

Unless defined herein, capitalized terms used herein shall have the meanings assigned to them on the reverse hereof, in the Final Terms and in the indenture dated as of January [ • ], 2009 (the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which expression shall include any successor to Deutsche Bank Trust Company Americas, in its capacity as such).

If Euroclear or Clearstream, Luxembourg, as applicable, closes for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to cease business permanently, interests in this Permanent Global Bearer Note shall be transferred to the beneficial owners thereof in the form of definitive Bearer Notes, in connection with which this Permanent Global Bearer Note shall be surrendered by the Common Depositary to the Transfer Agent in London to be so transferred, without charge.

On any occasion on which a payment of interest is made in respect of this Permanent Global Bearer Note, the Issuer shall procure that the same is noted on Schedule I hereto.

On any occasion on which a payment of principal, premium or redemption amount is made in respect of this Permanent Global Bearer Note or on which this Permanent Global Bearer Note is exchanged as aforesaid or on which any Notes represented by this Permanent Global Bearer Note are to be canceled, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be canceled and (ii) the remaining principal amount of this Permanent Global Bearer Note (which shall be the previous principal amount hereof less the amount referred to in clause (i) above) are noted on Schedule I hereto, whereupon the principal amount of this Permanent Global Bearer Note shall for all purposes be as most recently so noted.

Insofar as the Temporary Global Bearer Note by which the Notes were initially represented has been exchanged in part only for this Permanent Global Bearer Note and is then to be further exchanged as to the remaining principal amount or part thereof for this Permanent Global Bearer Note, then upon presentation of this Permanent Global Bearer Note to the Transfer Agent in London at its specified office and to the extent that the aggregate principal amount of such Temporary Global Bearer Note is then reduced by reason of such further exchange, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such further exchange is then made and (ii) the new principal amount of this Permanent Global Bearer Note (which shall be the previous principal amount hereof plus the amount referred to in clause (i) above) are noted on Schedule I hereto, whereupon the principal amount of this Permanent Global Bearer Note shall for all purposes be as most recently noted.

This Permanent Global Note is, except as provided above, entitled to the same benefits as definitive Bearer Notes hereunder and under the Indenture.

This Permanent Global Bearer Note shall not be valid for any purpose until authenticated for and on behalf of the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Permanent Global Bearer Note to be duly executed.

PETRÓLEOS MEXICANOS

By:

Title:

Dated: [Date of Issue]

CERTIFICATE OF AUTHENTICATION

This is one of the series of Securities designated herein issued under the within-mentioned Indenture.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
[Authorized Signatory]

[Text of Reverse of Notes to be Copied from Exhibit E]

SCHEDULE I

SCHEDULE OF EXCHANGES AND PAYMENTS

The following increases in this Permanent Global Bearer Note resulting from exchanges of portions of the Temporary Global Bearer Note and decreases resulting from exchanges of a part of this Permanent Global Bearer Note have been made:

Increase in Principal
Amount of this
	Permanent Global	Decrease in Principal
	Bearer Note on	Amount of this
	Exchange of the	Permanent Global	Principal	Notation Made by
	Temporary Global	Bearer Note on	Amount	or on Behalf of
Date of Exchange	Note	Exchange	Outstanding	Trustee

SCHEDULE II

[Final Terms to be Attached Here]

EXHIBIT E

FORM OF REVERSE OF NOTE

1. This Note is one of a duly authorized series of Securities of Petróleos Mexicanos (the “Issuer”) designated as its [Specified Currency, principal amount, interest rate and title of issue] (the “Notes”), issued and to be issued in accordance with an indenture, dated as of January [ • ], 2009 (herein called the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), copies of which Indenture are on file and available for inspection at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are initially limited to an aggregate initial principal amount of [amount], subject to increase as provided in Paragraph 10 below. Capitalized terms not otherwise defined herein or on the face of this Note shall have the meanings assigned to them in the Indenture.

The Notes are direct, unsecured and unsubordinated Public External Indebtedness (as defined in Paragraph 8 below) of the Issuer for money borrowed and will at all times rank pari passu with each other. The payment obligations of the Issuer under the Notes will, except as may be provided by applicable law and subject to Section 10.06 of the Indenture, at all times rank pari passu with all other present and future unsecured and unsubordinated Public External Indebtedness for money borrowed of the Issuer. The Notes are not obligations of, or guaranteed by, the United Mexican States (“Mexico”).

The Issuer’s payment obligations under the Notes and the Indenture will have the benefit of unconditional, joint and several guaranties (the “Guaranties”) as to payment of principal, premium (if any), interest and any other amounts payable by the Issuer under the Notes from each of Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (each, a “Guarantor” and, together, the “Guarantors”), pursuant to a guaranty agreement, dated July 29, 1996, among the Issuer and the Guarantors (the “Guaranty Agreement”). The Issuer has designated each of the Notes and the Indenture as obligations of the Issuer entitled to the benefits of the Guaranty Agreement, pursuant to certificates of designation, each dated January [ • ], 2009 (the “Certificates of Designation”).

The Notes are denominated in U.S. dollars or in the Specified Currency specified on the face hereof. Payments on the Notes will be made in the Specified Currency specified on the face hereof, except as may otherwise be provided in a Final Terms attached hereto with respect to Notes issued and denominated in a Specified Currency other than U.S. dollars (each such Note, a “Foreign Currency Note”). [Include if Note is a Registered Note — The Notes are issuable only in fully registered form, without interest coupons. The Notes are issuable in authorized denominations of U.S. $10,000 and integral multiples thereof or, if this Note is a Foreign Currency Note, the denominations specified in the Final Terms attached hereto.] [Include if Note is a Bearer Note — The Notes are issued in bearer form (“Bearer Notes”) in denominations of U.S. $10,000 and U.S. $100,000 or, if this Note is a Foreign Currency Note, the denominations set forth in the Final Terms attached hereto. If this Note is a definitive Bearer Note, it has attached hereto on original issue Coupons with respect to the payment of interest, if any, payable hereon.]

2. (a) The Notes will bear interest from the Issue Date specified on the face hereof or [Include if Note is a Fixed Rate Note — from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the interest rate per annum equal to the Interest Rate specified in the Final Terms and on the face hereof, until the principal hereof has been paid or duly made available for payment. The interest on this Note (other than Fixed Rate Notes denominated in euro) shall be payable in arrears on each Interest Payment Date specified in the Final Terms attached hereto, and shall be computed, unless otherwise specified in the Final Terms, on the basis of a 360-day year consisting of twelve 30-day months. Interest on Fixed Rate Notes denominated in euro will be computed on the basis of the actual number of days in the relevant period for which interest is being calculated (the “Calculation Period”) divided by the product of the number of days in the interest period during which such Calculation Period falls and the number of interest periods in any year.

Any payment on this Note due on any day which is not a Business Day in The City of New York or the place of payment need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such due date. “Business Day,” as used herein with respect to any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law to close in such location.] [Include if the Note is a Floating Rate Note — from the Issue Date specified above or from the most recent Interest Payment Date (or, if the Interest Reset Period specified in the Final Terms is daily or weekly, from the day following the most recent Regular Record Date (as defined herein)) to which interest has been paid or duly provided for, on the Interest Payment Dates in each year specified in the Final Terms and on the Stated Maturity specified above (except to the extent redeemed prior to the Stated Maturity), commencing on the first such Interest Payment Date next succeeding the Issue Date (or, if the Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Issue Date and on and after such Interest Reset Date at the rate determined in accordance with the provisions set forth herein, until the principal hereof is paid or duly made available for payment.

If any Interest Payment Date other than the Stated Maturity would otherwise fall on a date that is not a Market Day (as defined herein), such Interest Payment Date will be the next succeeding Market Day (or, if the Interest Rate Basis specified in the Final Terms attached hereto is LIBOR, if such day falls in the next calendar month, the next preceding Market Day). If the Stated Maturity falls on a day which is not a Business Day (as defined herein) in The City of New York or the place of payment, payment of the principal hereof and premium (if any) hereon need not be made on such day, and may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such due date.

The rate of interest on this Note will be reset and become effective daily, weekly, monthly, quarterly, semiannually, annually or otherwise (each, an “Interest Reset Period”), as specified in the Final Terms; provided that (i) the interest rate in effect from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate, if an Initial Interest Rate is specified in the Final Terms, and (ii) the interest rate in effect for the ten days immediately before the Stated Maturity (except to the extent redeemed prior to such Stated Maturity) of this Note will be that in effect hereon on the tenth day preceding such Stated Maturity (except to the extent redeemed prior to such Stated Maturity). Except as provided in the next sentence, the “Interest Reset Date” will be, if this Note resets daily, each Market Day; if this Note resets weekly (unless the Interest Rate Basis for this Note is the Treasury Rate), the Wednesday of each week; if this Note resets weekly and the Interest Reset Basis for this Note is the Treasury Rate, the Tuesday of each week (except as provided in the sixth succeeding paragraph); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of each March, June, September and December; if this Note resets semiannually, the third Wednesday of two months of each year, as specified herein and in the Final Terms; and if this Note resets annually, the third Wednesday of one month of each year, as specified herein and in the Final Terms. If any Interest Reset Date would otherwise be a day that is not a Market Day for this Note, the Interest Reset Date shall be postponed to the next day that is a Market Day for this Note, except that if the Interest Rate Basis specified herein is LIBOR and such next succeeding such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day for this Note. As used herein:

“Index Maturity” means the period to maturity of the instrument or obligation on which the interest rate formula for this Note is based, as specified in the Final Terms.

“Market Day” means, (a) unless the rate of interest on this Note shall be determined in accordance with the provisions under the heading “LIBOR” below, if this Note is denominated in U.S. dollars, any Business Day in The City of New York, (b) if this Note is denominated in a Specified Currency other than U.S. dollars, any day (i) that is a Business Day in the financial center of the country issuing the Specified Currency or, in the case of euros, a day on which the Trans-European

Automated Real-Time Settlement Express Transfer (“TARGET”) System is operating and a day on which commercial banks are open for dealings in euro deposits in the London interbank market, (ii) on which banking institutions in such financial center are carrying out transactions in such Specified Currency and (iii) that is a London Banking Day (as defined below) and (c) if the rate of interest on this Note shall be determined in accordance with the provisions under the heading “LIBOR” below, any London Banking Day.

“Business Day,” as used herein with respect to any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law to close in such location.

“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

The rate of interest on this Note in effect on any day on or after the first Interest Reset Date shall equal either (i) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate for the immediately preceding Interest Reset Date; provided that the interest rate in effect for the ten days immediately before the Stated Maturity (except to the extent redeemed prior to the Stated Maturity) of this Note will be that in effect hereon on the tenth day preceding such Stated Maturity (except to the extent redeemed prior to the Stated Maturity).

Except as otherwise specified in this paragraph, the rate of interest on this Note for each Interest Reset Date shall be the rate determined in accordance with the provisions below under the heading below corresponding to the Interest Rate Basis specified herein:

LIBOR.  If the Interest Rate Basis of this Note is LIBOR, the interest rate hereon for any Interest Reset Date shall be determined in accordance with the following provisions:

(A) On the relevant LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits in U.S. dollars having the specified Index Maturity, commencing on the second Market Day immediately following such LIBOR Interest Determination Date, that appears on the display designated as page “LIBOR01” on Reuters (or any successor service) (“Reuters”) (or such other page as may replace the LIBOR01 page on that service for the purpose of displaying London interbank offered rates of major banks or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) (the “Reuters Screen LIBOR01 Page”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

(B) With respect to a LIBOR Interest Determination Date on which no offered rate for the applicable Index Maturity appears on the Reuters Screen LIBOR01 Page as described in (A) above, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Issuer) commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 (or its approximate equivalent in a Specified Currency other than U.S. dollars) that in the Issuer’s judgment is representative for a single transaction in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR with respect to such

Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent (after consultation with the Issuer), for loans in U.S. dollars to leading European banks having the specified Index Maturity commencing on the Interest Reset Date and in a Representative Amount; provided that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be the LIBOR in effect on such LIBOR Interest Determination Date.

(C) In each of cases (A) and (B) above, the interest rate hereon for such Interest Reset Date shall be LIBOR as adjusted (x) by the addition or subtraction of the Spread, if any, specified in the Final Terms, and then (y) by the multiplication by the Spread Multiplier, if any, specified in the Final Terms.

Treasury Rate.  If the Interest Rate Basis of this Note is the Treasury Rate, the interest rate hereon for any Interest Reset Date shall be determined in accordance with the following provisions. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) and will be payable on the dates specified on the face of the Treasury Rate Note and in the applicable Final Terms. Unless otherwise indicated in the applicable Final Terms and Note, “Treasury Rate” means, with respect to any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face of such Note or in the applicable Final Terms, as such rate appears on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service). In the event that such rate does not appear by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the “Investment Rate” (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as announced by the United States Department of the Treasury for the auction held on such Treasury Interest Determination Date, currently available on the worldwide web at: http://www.treasurydirect.gov/RI/OFBills. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face of the Note and in the applicable Final Terms are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Treasury Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the rate for such Treasury Interest Determination Date for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as published in H.15(519), under the heading “U.S. government securities — Treasury bills (secondary market).” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the rate for such Treasury Interest Determination Date for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. government securities — Treasury bills (secondary market).” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, at approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, quoted by three leading primary United States government securities dealers selected by the Calculation Agent with the approval of the Issuer (such approval not to be unreasonably withheld) for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided that if the dealers selected as aforesaid by the Calculation Agent with the approval of the Issuer (such approval not to be unreasonably withheld) are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date shall be the Treasury Rate in effect on such Treasury Interest Determination Date.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the attached Final Terms. In addition, the interest rate hereon will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The Issuer will at all times appoint and maintain a banking institution that is not an affiliate of the Issuer as Calculation Agent (the “Calculation Agent”) hereunder. The Issuer has initially appointed [the Trustee] [the financial institution specified in the Final Terms] as such Calculation Agent and will give prompt written notice to the Trustee of any change in such appointment. The Issuer will cause the Calculation Agent to calculate the interest rate on this Note for any Interest Reset Date in accordance with the foregoing on or before the Calculation Date pertaining to the related Interest Determination Date (defined below). Except as otherwise provided herein, all percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all Specified Currency amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards) or approximate equivalent in a Specified Currency other than U.S. dollars. The Calculation Agent’s determination of any interest rate will be final and binding in the absence of manifest error.

Upon the written request of the Holder of this Note, the Issuer will cause the Calculation Agent to provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate hereon which will become effective on the next Interest Reset Date.

The Interest Determination Date pertaining to an Interest Reset Date if the Interest Rate Basis for this Note is LIBOR (the “LIBOR Interest Determination Date”) will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the Interest Rate Basis for this Note is Treasury Rate (the “Treasury Interest Determination Date”) will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

Interest pertaining to any LIBOR Interest Determination Date for any Note shall be calculated on such LIBOR Interest Determination Date. The Calculation Date pertaining to any Interest Determination Date (other than any LIBOR Interest Determination Date) for any Note shall be the tenth day after such Interest Determination Date or, if any such day is not a Market Day for such Note, the next succeeding such Market Day.

Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date; provided that, if the Interest Reset Period with respect to this Note is daily or weekly, the interest payable on any Interest Payment Date, other than interest payable on the date on which principal is payable, will include interest accrued to but excluding the day following the related Regular Record Date.

Accrued interest hereon from the Issue Date or from the last date to which interest has been paid is calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Issue Date, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360 or, if the Interest Rate Basis for this Note is the Treasury Rate, by the actual number of days in the year.]

[Include if Note is a Registered Note — (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, unless otherwise specified on the face hereof or in the Final Terms, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the 15th day (whether or not a Business Day) (the “Regular Record Date”) next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be payable to the person to whom principal shall be payable; and provided, further, that if this Note is a Global Security, any payment of interest on this Note shall be made to the applicable Depositary or its nominee, as the registered owner hereof. Unless otherwise specified on the face hereof or in the Final Terms, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

(c) Payment of principal (and premium, if any) and any interest due with respect to the Notes at Stated Maturity will be made in immediately available funds upon surrender of such Notes at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the specified office of any other Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of principal (and premium, if any) and any interest in respect of this Note to be made other than at Stated Maturity or upon redemption will be made by check mailed on or before the due date for such payments to the address of the persons entitled thereto as they appear in the Security Register; provided that (i) the applicable Depositary, as Holder of the Global Securities, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (ii) a Holder of U.S. $10,000,000 (or the approximate equivalent thereof in a Specified Currency other than U.S. dollars) in aggregate principal or face amount of Notes having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such person to the Paying Agent in writing no later than the relevant Regular Record Date and (iii) to the extent that the Holder of a Note issued and denominated in a Specified Currency other than U.S. dollars elects to receive payment of principal and interest at Stated Maturity in such Specified Currency, such payment, except in circumstances described in the Final Terms, shall be made by wire transfer of immediately available funds to an account specified in writing not less than 15 days prior to Stated Maturity by the Holder to the Trustee. Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any further payments with respect to such Note payable to such Holder.]

[Include if Note is a Bearer Note — (b) Principal of (and premium, if any, on) this Note shall be payable by check or wire transfer upon presentation and surrender of this Note at an office of a Paying Agent located outside the United States and its possessions, as defined herein, or at such other offices or agencies located outside the United States and its possessions as the Issuer shall have appointed for the purpose pursuant to the Indenture. Such Paying Agents shall initially be [London paying agent] and [Luxembourg paying agent]. Interest on this Note shall be payable by check or wire transfer to [the Holder of each Coupon appertaining to this Note in the amount determined in accordance with such Coupon, on or after the due date of such payment as set forth in such Coupon, upon presentation and surrender thereof] [Include if Note is a Permanent Global Bearer Note — the Holder of this Note in the amount determined in accordance with the provisions set forth herein upon presentation of this Note] at the offices of the Paying Agents set forth on the reverse of [such Coupon] [this Note] or at such other offices or agencies located outside the United States and its possessions as the Issuer shall have appointed pursuant to the Indenture.]

[Include if Note is a Foreign Currency Note — ( • ) If the principal of or premium (if any), interest, Additional Amounts or other amounts on this Note is payable in a Specified Currency other than U.S. dollars (in which case, this Note is a “Foreign Currency Note”) and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, or is no longer used by the government of the country issuing such currency or for settlement of transactions by public institutions of or within the international banking community, the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) for such Specified Currency on the second New York Business Day prior to the applicable payment date or, if the Exchange Rate is not then available, on the basis of the most recently available Exchange Rate. In the event no Exchange Rate is published for such currency, then the payment in U.S. dollars shall be made based on the rate given by the relevant central bank for buying such currency or, if no such rate is available, the rate shall be the average of rates given to the Exchange Rate Agent by internationally recognized commercial banks selected by the Exchange Rate Agent in consultation with the Issuer which regularly engage in foreign currency dealings for buying such currency. The Exchange Rate, or the rate as so determined, is referred to herein as the “Market Exchange Rate.” Any payment made under such circumstances in U.S. dollars where the required payment is due in other than U.S. dollars will not constitute an Event of Default under this Note.]

[Include if Note is a Registered Note and a Foreign Currency Note — ( • ) If this Note is a Foreign Currency Note and the Final Terms so specifies, and except as provided in the next following paragraph, payments of principal and any premium, interest, Additional Amounts or other amounts with respect to this Note will be made in U.S. dollars if the Holder of such Note on the relevant Regular Record Date or at Stated Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee and the applicable Paying Agent on or prior to such Regular Record Date or the date 15 days prior to Stated Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by facsimile transmission. Any such request made with respect to any Registered Note by a Holder will remain in effect with respect to any further payments of principal and any premium, interest, Additional Amounts or other amounts with respect to such Registered Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date 15 days prior to Stated Maturity, as the case may be. Holders of Foreign Currency Notes that are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

( • ) The dollar amount to be received by a Holder of a Foreign Currency Note who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 a.m., New York City time, on the second Business Day in New York next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day in New York preceding the date of payment of principal or any premium, interest, Additional Amounts or other amounts with respect to any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Foreign Currency Note will be borne by the Holder thereof by deductions from such payment of such currency exchange being effected on behalf of the Holder by the Exchange Rate Agent. Unless otherwise specified in the Final Terms, the Trustee will be the exchange rate agent (the “Exchange Rate Agent”) with respect to Foreign Currency Notes.]

[Include if Note is a Foreign Currency Note — ( • ) In the event of an official redenomination of the Specified Currency of this Note, the obligations of the Issuer with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.]

[Include if Note is denominated in the currency of a Participating Member State of the European Community —

( • ) Redenomination.  If this Note is a Foreign Currency Note and the country in which such Specified Currency has been the legal currency (the “Currency Country”) becomes a Participating Member State, then the Issuer may at its option, and without the consent of the Holders of the Notes [or any coupons appertaining thereto] or the need to amend the Notes or the Indenture, on any Interest Payment Date after the date on which such Currency Country has become a Participating Member State (such Interest Payment Date, a “Redenomination Date”), redenominate all of the Notes into euros upon the giving of not less than 30 days’ notice thereof in accordance with the terms of the Notes, which notice shall set forth the manner in which such redenomination shall be effected. If the Issuer elects to so redenominate the Notes, with effect from the Redenomination Date:

(i) each denomination and, in the case of Fixed Rate Notes in bearer form, each amount of interest specified in the coupons appertaining thereto, will be deemed to be denominated in such amount of euro as is equivalent to its denomination or the amount of interest so specified in the Specified Currency at the Fixed Conversion Rate (as defined below), rounded down to the nearest euro 0.01;

(ii) after the Redenomination Date, all payments in respect of such Notes, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in such Notes to the Specified Currency were to euro. Payments will be made in euro by euro check, or by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee, as provided above;

(iii) if such Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period of less than one year, it will be calculated in accordance with the provisions specified for euro-denominated Fixed Rate Notes under “— Payment of Principal and Interest” above;

(iv) if such Notes are Floating Rate Notes, the Final Terms will specify any relevant changes to the provisions relating to interest; and

(v) such other changes shall be made to the terms and conditions of such Notes as the Issuer may decide, after consultation with the Trustee, and as may be specified in the notice, to conform such Notes to conventions then applicable to Notes denominated in euro or to enable such Notes to be consolidated with other Notes whether or not originally denominated in the Specified Currency or euro. Any such other changes may not take effect until the Holders of such Notes have been notified thereof in accordance with “Notices” below.

( • ) Definitions.  For the purposes of this Note, the following terms hall have the meanings specified below:

“euro” means the single or unified currency introduced on January 1, 1999 in the Participating Member States;

“Fixed Conversion Rate” with respect to any Specified Currency means the irrevocably fixed conversion rate between the euro and such Specified Currency adopted by the Council of the European Union according to Article 1091(4) of the Treaty of Rome;

“Participating Member State” means a member state of the European Community established by the Treaty of Rome which has adopted the euro as its legal currency in accordance with the Treaty of Rome;

“Treaty of Rome” means the Treaty of Rome of March 25, 1957, establishing the European Community, as amended by the Single European Act of 1986 and the Treaty on European Union, as amended from time to time; and

“Treaty on European Union” means the treaty which was signed in Maastricht on February 1, 1992 and came into force on November 1, 1993.]

[Include if Note is a Foreign Currency Note — ( • ) All determinations referred to above made by the Exchange Rate Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of the Notes and the Issuer, and the Exchange Rate Agent shall have no liability therefor.]

[Include if Note is a Registered Note — 3. (a) The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the Corporate Trust Office of the Trustee as its agent in the Borough of Manhattan, The City of New York, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes and registration of transfers of Notes. The Issuer reserves the right to vary or terminate the appointment of the Trustee as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange and such Exchange shall so require, a Transfer Agent in Luxembourg.

(b) The transfer or exchange of a Note is registrable on the aforementioned register upon surrender of such Note at the Corporate Trust Office of the Trustee or any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. Upon such surrender of a Note for registration of transfer, the Issuer shall execute one or more new Notes of any authorized denominations and of a like form, tenor and terms and a like aggregate principal amount, and the Trustee shall authenticate and deliver in the name of the designated transferee or transferees, such new Notes, dated the date of authentication thereof. At the option of the Holder upon request confirmed in writing, Notes may be exchanged for Notes of any authorized denominations and of a like form, tenor and terms and a like aggregate principal amount upon surrender of the Notes to be exchanged at the office of any Transfer Agent or at the Corporate Trust Office of the Trustee. Whenever any Notes are so surrendered for exchange, the Issuer shall execute the Notes which the Holder making the exchange is entitled to receive, and the Trustee shall authenticate and deliver such Notes.

(c) Any registration of transfer or exchange will be effected upon the Transfer Agent or the Trustee, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with any Transfer Agents and the Trustee.

(d) In the event of a redemption of Notes in part (if permitted by the provisions hereof), the Issuer shall not be required (i) to register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before, and continuing until, the date on which notice is given identifying the Notes to be redeemed, or (ii) to register the transfer of or exchange any Note, or portion thereof, called for redemption.

(e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Note not involving any registration of a transfer.

Prior to due presentment of this Note for registration of transfer, the Issuer, each Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, any Guarantor, the Trustee nor any such agent shall be affected by any notice to the contrary.] [Include if Note is a Bearer Note — Title to this Note and any Coupons appertaining hereto shall pass by delivery. The

Issuer, each Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may deem and treat the bearer of this Note or any Coupon appertaining hereto as the owner hereof for all purposes, whether or not this Note or such Coupon is overdue, and neither the Issuer, any Guarantor, nor the Trustee nor any such agent shall be affected by notice to the contrary.]

4. The Issuer shall pay to the Trustee at its principal office in the Borough of Manhattan, The City of New York, on or prior to 11:00 a.m., New York City time, on each Interest Payment Date, any Redemption Date and at the Stated Maturity of the Notes, in such amounts sufficient (with any amounts then held by the Trustee and available for the purpose) to pay the interest on, the Redemption Price of and accrued interest (if the Redemption Date is not an Interest Payment Date) on, and the principal of, the Notes due and payable on such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be. The Trustee shall apply the amounts so paid to it to the payment of such interest, Redemption Price and principal in accordance with the terms of the Notes. Any monies paid by the Issuer to the Trustee for the payment of the principal, premium (if any) or interest on any Notes and remaining unclaimed at the end of two years after such principal (or premium, if any) or interest shall have become due and payable (whether at the Stated Maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Trustee with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of (and premium, if any) and interest on each Note as the same shall become due. Notwithstanding the foregoing, the right of the Holders to receive any payment of principal of (whether on the Stated Maturity, upon call for redemption or otherwise) or interest on the Notes will become void at the end of five years after the due date for such payment.

5. (a) The Issuer will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Indenture or the issuance of this Note. Except as otherwise provided herein, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

(b) The Issuer, or, in the case of a payment by a Guarantor, such Guarantor, will pay to the Holder of this Note such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Issuer or a Guarantor on this Note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Mexico or any political subdivision or taxing authority thereof or therein (“Mexican Withholding Taxes”), will not be less than the amount provided for in this Note and in the Indenture to be then due and payable on this Note. The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Mexican Withholding Taxes that would not have been imposed or levied on the Holder of this Note but for the existence of any present or former connection between such Holder and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (A) being or having been a citizen or resident thereof, (B) maintaining or having maintained an office, permanent establishment or branch therein, or (C) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, this Note; (ii) except as otherwise provided, any estate, inheritance, gift, sales, transfer or personal property or similar tax, assessment or other governmental charge; (iii) [include for Registered Notes only — any Mexican Withholding Taxes that are imposed or levied by reason of the failure by such Holder to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (A) the first payment date with respect to which the Issuer or a Guarantor shall apply this clause (iii) and, (B) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, the Issuer or a Guarantor, as the case may be, shall have notified the Trustee in writing that the Holders of Notes will be required to provide such certification, identification, information or documentation, declaration or other reporting]; (iv) any Mexican Withholding Taxes imposed at a rate in excess of 4.9% in the event that such Holder has failed to provide on a timely basis, at the reasonable request of the Issuer, information or documentation (not described in clause (iii) above) concerning such Holder’s eligibility, if any, for benefits under an income tax treaty that is in effect to which Mexico is a party that is necessary to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes under any such treaty; [include for Bearer Notes only — provided that this clause (iv) shall not require the Holder of this Note to identify itself]; (v) any Mexican Withholding Taxes that would not have been so imposed but for the presentation by such Holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (vi) any payment on this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Note, (vii) any withholding tax or deduction imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive, or (viii) a Note presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union. All references in this Note or in the Indenture to principal, premium, if any, interest and Redemption Price or any other amount payable under or with respect to the Notes shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth in this paragraph (b).

(c) Notwithstanding the foregoing, the limitations on the Issuer’s and the Guarantors’ obligation to pay Additional Amounts set forth in clauses (iii) and (iv) of paragraph (b) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (iii) and (iv) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of this Note (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice. In addition, the limitations on the Issuer’s and the Guarantors’ obligation to pay Additional Amounts set forth in clauses (iii) and (iv) of paragraph (b) above shall not apply if Article 195, Section II, paragraph a) of the Mexican Income Tax Law, or a substantially similar successor of such provision is in effect, unless (A) the provision of the certification, identification, information, documentation, declaration or other evidence described in clauses (iii) and (iv) is expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph a) of the Mexican Income Tax Law (or a substantially similar successor of such provision), the Issuer or the applicable Guarantor cannot obtain such certification, identification, information, documentation, declaration or evidence, or satisfy any other reporting requirements, on its own through reasonable diligence and the Issuer or the applicable Guarantor otherwise would meet the requirements for application of Article 195, Section II, paragraph a) of the Mexican Income Tax Law (or such successor provision) or (B) in the case of a Holder or beneficial owner of a Note that is a pension fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate less than that provided by Article 195, Section II, paragraph a) of the Mexican Income Tax Law (or such successor provision) if the information, documentation or other evidence required under clause (iv) of paragraph (b) above were provided. In addition, clauses (iii) and (iv) of paragraph (b) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other Holder or beneficial owner of this Note register with the Ministry of Finance and Public Credit of Mexico for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

(d) The Issuer or a Guarantor, as the case may be, will, upon written request, provide the Trustee, the Holders and the Paying Agents with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which such Issuer or Guarantor has withheld or deducted in respect of any payments made under or with respect to the Notes or the Guaranties, as the case may be.

(e) Any reference herein or in the Indenture to principal, interest, Redemption Price or any other amount payable under or with respect to the Notes will be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to herein.

(f) In the event that Additional Amounts actually paid with respect to this Note are based on rates of deduction or withholding of Mexican Withholding Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of this Note, and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such Holder or beneficial owner shall, by accepting this Note, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer or the applicable Guarantor, as the case may be. However, by making such assignment, the Holder or beneficial owner makes no representation or warranty that the Issuer or the applicable Guarantor, as the case may be, will be entitled to receive such claim for a refund or credit and such Holder or beneficial owner incurs no other obligation with respect thereto.

6. (a) If so provided on the face hereof, this Note may be redeemed by the Issuer on or after the Redemption Commencement Date, if any, specified in the Final Terms. If no Redemption Commencement Date is specified in the Final Terms, this Note may not be redeemed prior to the Stated Maturity, except as specified in paragraph (b) below. On and after the Redemption Commencement Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of U.S. $10,000 at the option of the Issuer at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not less than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

The “Redemption Price” shall initially be the Initial Redemption Percentage specified in the Final Terms of the principal amount of this Note to be redeemed, and shall decline at each anniversary of the Initial Redemption Date specified in the Final Terms by the Annual Redemption Percentage Reduction, if any, specified in the Final Terms of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

(b) The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, together, if applicable, with interest accrued to but excluding the date fixed for redemption, at par, or if this Note is an Original Issue Discount Note, at the amount specified in the Final Terms, on giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice shall be irrevocable), if (i) the Issuer or any Guarantor certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts in excess of the Additional Amounts that it would be obligated to pay if payments (including payments of interest) on the Notes (or payments under the Guaranties with respect to interest on the Notes) were subject to Mexican Withholding Tax at a rate of 10%, as a result of any change in, amendment to, or lapse of, the laws, rules or regulations of Mexico or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, rules or regulations, which change or amendment becomes effective on or after the date of issuance of the Notes and (ii) prior to the publication of any notice of redemption, the Issuer or any Guarantor shall deliver to the Trustee an Officer’s Certificate stating that the obligation referred to in (i) above cannot be avoided by the Issuer or such Guarantor, as the case may be, taking reasonable measures available to it, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (i) above in which event it shall be conclusive and binding on the Holders of the Notes; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated but for such redemption to pay such Additional Amounts were a payment in respect of the Notes then due and, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

[Include if Note is Original Issue Discount Note — (c) If this Note is issued with original issue discount, the amount payable in the event of redemption, repayment or other acceleration of maturity, in lieu of the principal amount due on the Maturity Date hereof, shall be the Amortized Face Amount (as defined below) as of the date of redemption or repayment or the date of such acceleration. The “Amortized Face Amount” in any such case shall be an amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity as set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its stated principal amount.]

[(d)] The Issuer or any Guarantor may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Issuer or any Guarantor may be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the Trustee for cancellation.

7. If so specified in the Final Terms, this Note will be repayable prior to the Stated Maturity at the option of the Holder on the Optional Repayment Dates specified in the Final Terms and at the Optional Repayment Prices specified in the Final Terms together with accrued interest to the Optional Repayment Date. In order for this Note to be repaid, the Issuer must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, this Note with the form below entitled “Option to Elect Repayment” duly completed. Any tender of this Note for repayment shall be irrevocable. Unless otherwise specified in the Final Terms, the repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

8. If any of the following events (each, an “Event of Default”) occurs and is continuing, the Trustee, if so requested in writing by Holders of at least 20% in principal amount of the Notes then outstanding, shall give notice to the Issuer that the Notes are, and they shall immediately become, due and payable at their principal amount together with accrued interest:

(a) Non-Payment:  default is made in payment of principal (or any part thereof) of or premium, if any, or any interest on, or any sinking fund payment with respect to, any of the Notes when due and such failure continues, in the case of non-payment of principal or any sinking fund payment for seven days, or, in the case of non-payment of interest or premium, for fourteen days after the due date; or

(b) Breach of Other Obligations:  the Issuer defaults in performance or observance of or compliance with any of its other obligations set out in the Notes or the Guaranties or (insofar as it concerns the Notes or the Guaranties) the Indenture which default is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such default shall have been given to the Issuer and the Guarantors by the Trustee; or

(c) Cross-Default:  default by the Issuer or any of the Issuer’s Material Subsidiaries (as defined below) or the Guarantors or any of them or any of their respective Material Subsidiaries in the payment of the principal of, or interest on, any Public External Indebtedness (as defined below) of, or guaranteed by, the Issuer or any of the Issuer’s Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries, in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

(d) Enforcement Proceedings:  a distress or execution or other legal process is levied or enforced or sued out upon or against any substantial part of the property, assets or revenues of the Issuer or any of the Issuer’s Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries and is not discharged or stayed within 60 days of having been so levied, enforced or sued out; or

(e) Security Enforced:  an encumbrancer takes possession or a receiver, manager or other similar officer is appointed of the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer or any of the Issuer’s Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries; or

(f) Insolvency:  the Issuer or any of the Issuer’s Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries becomes insolvent or is generally unable to pay its debts as they mature or applies for or consents to or suffers the appointment of an administrator, liquidator, receiver or similar officer of the Issuer or any of the Issuer’s Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries or the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer or any of the Issuer’s Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries or takes any proceeding under any law for a readjustment or deferment of its obligations or any part of them for insolvency, bankruptcy, concurso mercantil, reorganization, dissolution or liquidation or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors or stops or threatens to cease to carry on its business or any substantial part of its business; or

(g) Winding-up:   an order is made or an effective resolution passed for winding up the Issuer or any of the Issuer’s Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries; or

(h) Moratorium:  a general moratorium is agreed or declared in respect of any External Indebtedness (as defined below) of the Issuer or any of the Issuer’s Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries; or

(i) Authorization and Consents:  any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under such Notes, the Indenture and the Guaranty Agreement or any of the Guarantors lawfully to enter into, perform and comply with its obligations under the Guaranty Agreement in relation to such Notes and (ii) to ensure that those obligations are legally binding and enforceable, is not taken, fulfilled or done within 30 days of its being so required; or

(j) Illegality:  it is or becomes unlawful for (i) the Issuer to perform or comply with one or more of its obligations under any of such Notes, the Indenture or the Guaranty Agreement or (ii) the Guarantors or any of them to perform or comply with one or more of its obligations under the Guaranty Agreement with respect to such Notes; or

(k) Control:  the Issuer ceases to be a decentralized public entity of the Mexican Government or the Mexican Government otherwise ceases to control the Issuer or any Guarantor; or the Issuer or any of the Guarantors shall be dissolved, disestablished or suspends its respective operations, and such dissolution, disestablishment or suspension of operations is material in relation to the business of the Issuer and the Guarantors taken as a whole; or the Issuer and the Guarantors cease to be the entities which have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production; or

(l) Disposals:

(i) the Issuer ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) other than (A) solely in connection with the implementation of the Ley de Petróleos Mexicanos (the “Petróleos Mexicanos Law”) or (B) to a Guarantor; or

(ii) any Guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) and such cessation, sale, transfer or other disposal is material in relation to the business of the Issuer and the Guarantors taken as a whole; or

(m) Analogous Events:  any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (d) to (g) above; or

(n) Guaranties:  the Guaranty Agreement is not (or is claimed by the Issuer or any of the Guarantors not to be) in full force and effect.

“External Indebtedness” means Indebtedness which is payable, or at the option of its Holder may be paid, (i) in a currency or by reference to a currency other than the currency of Mexico, (ii) to a person resident or having its head office or its principal place of business outside Mexico and (iii) outside the territory of Mexico.

“Guarantee” means any obligation of a person to pay the Indebtedness of another person, including without limitation:

(i) an obligation to pay or purchase such Indebtedness; or

(ii) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; or

(iii) any other agreement to be responsible for such Indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Material Subsidiaries” means, at any time, each of the Guarantors and any Subsidiary of the Issuer or any of the Guarantors having, as of the end of the most recent fiscal quarter of the Issuer, total assets greater than 12% of the total assets of the Issuer, the Guarantors and their Subsidiaries on a consolidated basis.

“Public External Indebtedness” means any External Indebtedness which is in the form of, or represented by, notes, bonds or other securities which are for the time being quoted, listed or ordinarily dealt in on any stock exchange.

“Subsidiary” means, in relation to any person, any other person (whether or not now existing) which is controlled directly or indirectly by, or more than 50 percent of whose issued equity share capital (or equivalent) is then held or beneficially owned by, the first person and/or any one or more of the first person’s Subsidiaries, and “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

After any such acceleration has been made, but before a judgment or decree for the payment of money due based on acceleration has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the non-payment of the principal of the Notes that have become due solely by such declaration of acceleration have been cured or waived as provided in the Indenture.

(a) 9. The Indenture permits, with certain exceptions as therein provided, amendments, modifications and supplements of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture and the Notes at any time to be made by the Issuer and the Trustee with the consent of the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture or the Notes and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

10. The Issuer may from time to time without the consent of any Holder of Notes create and issue additional notes having the same terms and conditions as Notes previously issued (or the same except the first payment of interest or the issue price), which additional notes may be consolidated to form a single series with the outstanding Notes; provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the Notes have as of the date of the issue of such additional notes.

11. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal and premium (if any) of and interest on this Note (as such Notes may be amended, modified, supplemented or waived, as provided in the Indenture) at the times, place and rate, and in the coin or currency, herein prescribed.

12. THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

[OPTION TO ELECT REPAYMENT

The undersigned owner of this Note hereby irrevocably elects to have Petróleos Mexicanos repay the principal amount of this Note or portion hereof below designated at the Optional Repayment Price indicated on the face hereof if this Note is to be repaid pursuant to the Optional Repayment provision hereof.

Dated:
Signature

Sign exactly as name appears on the front of this Note

SIGNATURE GUARANTEED:

Fill in for registration of Notes if to be issued otherwise than to the registered Holder:

Principal amount to be repaid, if the principal	Name:
amount of this Note (principal amount remaining must be an authorized	Address:
denomination)

(Please print name and address, including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

]

[ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor)
TEN ENT -	as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address
including postal zip code of assignee

the within note and all rights thereunder,
hereby irrevocably constituting and appointing

                                                                             attorney to transfer said note on the books of Petróleos Mexicanos, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]1

1 Include for Registered Notes.

EXHIBIT F

[FORM OF CERTIFICATE
AS TO BENEFICIAL OWNERSHIP]

CERTIFICATE

PETRÓLEOS MEXICANOS

[Aggregate principal amount and title of Series of Securities] (the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, corporations or partnerships created or organized in or under the laws of the United States, any estate the income of which is subject to United States Federal income taxation regardless of its source or a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and (b) one of more U.S. fiduciaries have the authority to control all the trust’s substantial decisions (“United States person(s)”), (ii) are owned by United States persons that (x) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1) (“financial institutions”) purchasing for their own account or for resale, or (y) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (x) or (y), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to            of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) or an interest in the permanent global bearer Security cannot be made until we do so certify.

F-1

We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are initiated or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:

[Account Holder] as, or as agent for, the beneficial owner of the Securities to which this certification relates.

By:
[Authorized Signatory]

F-2

EXHIBIT G

[FORM OF CERTIFICATE TO BE GIVEN BY
EUROCLEAR OR CLEARSTREAM, LUXEMBOURG]

CERTIFICATE

PETRÓLEOS MEXICANOS

[Aggregate principal amount and title of Series of Securities] (the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Indenture referred to in the Securities, as of the date hereof,           principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, corporations or partnerships created or organized in or under the laws of the United States, any estate the income of which is subject to United States Federal income taxation regardless of its source or a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and (b) one of more U.S. fiduciaries have the authority to control all the trust’s substantial decisions (“United States person(s)”), (ii) is owned by United States persons that (x) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)) (“financial institutions”) purchasing for their own account or for resale, or (y) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (x) or (y), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global bearer Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

G-1

We will retain all certificates received from Member Organizations for the period specified in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(i)(C).

We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are initiated or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:

[Euroclear Bank S.A./N.V. /Clearstream Banking,
société anonyme.]

By:
[Authorized Signatory]

G-2

EXHIBIT H

FORM OF CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL
SECURITY TO REGULATION S GLOBAL SECURITY
(transfers pursuant to Section 3.05(b)(i)
of the Indenture)

[TRUSTEE          ]
[                            ]
[                            ]
Attention: [Trust and Securities Services]

Re:	Petróleos Mexicanos
[Name of Series] (the “Securities”)

Reference is hereby made to the indenture dated as of January [ • ], 2009 (the “Indenture”), between Petróleos Mexicanos (the “Issuer”) and [ • ] (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or in Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”).

This letter relates to $      principal amount of Securities which are held as a beneficial interest in the Restricted Global Security (CUSIP No.           ) with the U.S. Depositary in the name of [Insert name of the participant in U.S. Depositary] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Security (CUSIP No.      ).

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S under the Securities Act and accordingly the Transferor does hereby certify that:

(1) the offer of the Securities was not made to a person in the United States;

(2)	(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

H-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:

Title:

Dated:
cc: Petróleos Mexicanos

H-2

EXHIBIT I

FORM OF CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RESTRICTED
GLOBAL SECURITY TO UNRESTRICTED GLOBAL SECURITY
(exchanges or transfers pursuant to
Section 3.05(b)(ii) of the Indenture)

[TRUSTEE          ]
[                            ]
[                            ]
Attention: [Trust and Securities Services]

Re:	Petróleos Mexicanos
[Name of Series] (the “Securities”)

Reference is hereby made to the indenture dated as of January [ • ], 2009 (the “Indenture”), between Petróleos Mexicanos (the “Issuer”) and [ • ] (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or in Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”).

This letter relates to $      principal amount of Securities which are held as a beneficial interest in the Restricted Global Security (CUSIP No.           ) with the U.S. Depositary in the name of [Insert name of the participant in U.S. Depositary] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Unrestricted Global Security (CUSIP No.      ).

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and (i) that, with respect to transfers made in reliance on Regulations S under the Securities Act:

(1) the offer of the Securities was not made to a person in the United States;

(2)	(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) that, with respect to transfers made in reliance on Rule 144 under the Securities Act, the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

I-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:

Title:

Dated:
cc: Petróleos Mexicanos

I-2

EXHIBIT J

FORM OF CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM REGULATION S
GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY
(exchanges or transfers pursuant to
Section 3.05(b)(iii) of the Indenture)

[TRUSTEE          ]
[                            ]
[                            ]
Attention: [Trust and Securities Services]

Re:	Petróleos Mexicanos
[Name of Series] (the “Securities”)

Reference is hereby made to the indenture dated as of January [ • ], 2009 (the “Indenture”), between Petróleos Mexicanos (the “Issuer”) and [ • ] (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $      principal amount of Securities which are held as a beneficial interest in the Regulation S Global Security (CUSIP No.      ) in the name of [Insert name of U.S. Depositary/Euroclear/Clearstream, Luxembourg Agent Member] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest in the Securities for an interest in the Restricted Global Security (CUSIP No.      ).

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:

Title:

Dated:
cc: Petróleos Mexicanos

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EXHIBIT K

FORM OF FREE TRANSFERABILITY CERTIFICATE

Dear Sir/Madam:

In accordance with Section 3.05(d) of the indenture dated as of January [ • ], 2009 (the “Indenture”) between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), pursuant to which the [title of Securities] (the “Securities”) were issued, we hereby instruct you that:

(1)	the Legend described in Section 3.05(c) of the Indenture and set forth on the Securities that are Restricted Securities shall be deemed removed from the Securities, in accordance with the terms and conditions of such Securities and as provided in the Indenture, without further action on the part of Holders; and

(2)	the restricted CUSIP number for the Securities shall be deemed removed from such Restricted Securities and replaced with the unrestricted CUSIP number set forth therein, in accordance with the terms and conditions of the Securities and as provided in Section 3.05(d) of the Indenture, without further action on the part of Holders.

Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

Very truly yours,

PETRÓLEOS MEXICANOS

By:
Name:

Title:

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